Exhibit 99.1

Report of Independent Auditors

To: JW STARGAZER Holding GmbH

We have audited the accompanying consolidated financial statements of JW STARGAZER Holding GmbH, which comprise the consolidated statements of financial position as of 30 September 2018 and 2017, and the related consolidated statements of comprehensive income, changes in equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (IFRS); this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not f or the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.

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An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of JW STARGAZER Holding GmbH at 30 September 2018 and 2017, and the consolidated results of its operations and its cash flows for the years then ended in conformity with IFRS.

/s/ Enzenhofer	/s/ Rucker
Wirtschaftsproter	WirtschaftsprOfer
[German Public Auditor]	[German Public Auditor]

Ernst & Young GmbH
WirtschaftsprOfungsgesellschaft
Eschborn/Frankfurt am Main, Germany

18 March 2019

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Exhibits

1	Consolidated statement of financial position
2	Consolidated statement of comprehensive income
3	Consolidated statement of cash flows
4	Consolidated statement of changes in equity
5	Notes to the consolidated financial statements

General Engagement Terms

Note:	Due to rounding differences, figures in tables and cross-references may differ slightly from the actual figures (units of currency, percentages, etc.).

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Abbreviations

EUR	euro (currency)
USD	US dollar (currency)
HGB	Handelsgesetzbuch [German Commercial Code]
EBITDA	earnings before interest, taxes, depreciation and amortization
WACC	weighted average cost of capital

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			Exhibit 1
JW STARGAZER Holding GmbH, Idstein (Taunus)
Consolidated statement of financial position as of 30 September 2018

	Notes	30 Sep 2018	30 Sep 2017
in EUR k

Assets

Non-current assets

Goodwill	4.7	65,687	65,690
Brand	4.7	16,499	16,499
Other intangible assets	4.8	8,825	5,263
Property, plant and equipment	4.6	24,279	28,113
Deferred tax assets	3.9	5,805	4,590
Other assets	4.4	1,631	1,461
		122,726	121,616
Current assets

Inventories	4.2	77,694	75,461
Trade receivables	4.3	54,605	60,493
Receivables from shareholders	4.4	7,325	6,924
Finance lease receivables	4.5/4.15	99	44
Income tax receivables	3.9/4.4	91	400
Other assets	4.4	4,655	6,001
Cash	4.1/5.1	38,841	50,752
		183,310	200,075

Total equity and liabilities		306,036	321,691

Equity and liabilities

Equity

Subscribed capital	4/14/2001	4,667	4,667
Currency translation reserve		(3,124)	(3,796)
Retained earnings	4/14/2002	133,575	127,797
		135,118	128,668
Non-current liabilities

Interest-bearing loans	4.9	107,293	131,824
Deferred tax liabilities	3.9	4,997	3,669
Other non-current liabilities	4.11	—	90
		112,290	135,583
Current liabilities

Interest-bearing loans	4.9	2,571	1,750
Trade payables		15,998	21,179
Liabilities to shareholders	4.10	6,241	5,731
Derivative financial instruments	6	—	512
Provisions	4.13	2,541	2,955
Income tax liabilities	3.9	8,445	2,680
Other current liabilities	4.12	22,831	22,633
		58,627	57,440

Total equity and liabilities		306,036	321,691

			Exhibit 2
JW STARGAZER Holding GmbH, Idstein (Taunus)
Consolidated statement of comprehensive income for the financial year from 1 October 2017 to 30 September 2018

	Notes	2017/18	2016/17
in EUR k

Revenue	3.1	333,378	330,551
Cost of sales		(155,935)	(165,075)

Gross profit		177,443	165,476

Royalties and commission income	3.2	846	1,733
Other operating income	3.3	2,313	5,684
Selling expenses	3.4	(117,909)	(117,801)
General and administrative expenses	3.5	(28,482)	(25,505)
Development costs		(7,998)	(8,125)
Income from foreign currency exchange rate effects	3.6	1,692	6,002
Expenses from foreign currency exchange rate effects	3.6	(2,017)	(5,728)
Other operating expenses		(376)	(20)

Operating result		25,512	21,716

Finance income	3.7	111	136
Finance costs	3.8	(11,197)	(11,215)

Profit before taxes		14,426	10,637

Income taxes	3.9	(8,648)	(5,144)

Profit for the period		5,778	5,493

Other comprehensive income, to be reclassified into profit and loss in the following periods where appropriate:

Exchange differences on translation of foreign operations		672	(1,380)

Other comprehensive income/loss for the period, net of tax		672	(1,380)

Total comprehensive income		6,450	4,113

			Exhibit 3
JW STARGAZER Holding GmbH, Idstein (Taunus)
Consolidated statement of cash flows for the financial year from 1 October 2017 to 30 September 2018

in EUR k	Notes	2017/18	2016/17
1. Cash flows from operating activities
Profit before taxes		14,426	10,637
Reconciliations
Depreciation (+) of property, plant and equipment	3.10/4.6.1	7,703	8,456
Amortization (+) of intangible assets	3.10/4.6.2	857	1,734

Increase (+)/decrease (-) in impairment of finished goods/raw materials	4.2	75	423
Increase (+)/decrease (-) in doubtful trade receivables	4.3	(1,128)	(1,087)
Increase (+)/decrease (-) in provisions	4.13	(702)	(928)
Finance costs	3.8	11,197	11,215
Finance income	3.7	(111)	(136)
Unrealized losses (+)/gains (-) on forward exchange contracts	3.6	(513)	5,728

Cash flows before changes in working capital		31,804	36,042

Changes in working capital
Increase (-) /decrease (+) in finished goods and raw materials	4.2	(1,515)	(17,882)
Increase (-) /decrease (+) in trade receivables	4.3	7,035	1,009
Increase (+) /decrease (-) in trade payables		(6,369)	8,169
Change in trade working capital		(848)	(8,704)
Increase (-) /decrease (+) in other assets		1,647	996
Increase (+) /decrease (-) in employees liabilities		1,155	393
Increase (+) /decrease (-) in VAT payables		(2,478)	371
Increase (+) /decrease (-) in other liabilities		5,605	(12,601)
Total changes in working capital		5,081	(19,545)

Net cash provided by operating activities before tax and interest payments		36,885	16,497

Interest paid		(9,906)	(8,370)
Interest received		111	136
Taxes paid		(3,078)	(2,450)

Net cash provided by operating activities		24,012	5,813

2. Cash flows from investing activities
Cash paid for investments in property, plant and equipment		(3,209)	(4,576)
Cash paid for investments in intangible assets		(4,149)	(2,838)
Purchase price payment China	3.3	(2,990)	(10,855)
Net cash paid for the acquisition of subsidiaries	5.2	(447)	—

Net cash used in investing activities		(10,795)	(18,269)

3. Cash flows from financing activities
Cash received as non-current bank liabilities	4.9	—	46,993
Non-current bank liabilities repaid	4.9	(25,000)	—
Liabilities to shareholders settled		(800)	—
Transaction costs paid		—	(19,391)

Net cash provided by/used in financing activities		(25,800)	27,602

4. Cash and cash equivalents at the end of the period
Change in cash and cash equivalents (subtotal of 1 to 3)		(12,583)	15,146
Effect of exchange rate changes, changes in the consolidated group
and valuation changes on cash and cash equivalents		672	(4,603)
Change in cash and cash equivalents due to the release of pledged bank accounts		4,200	—
Cash and cash equivalents at the beginning of the period		43,541	32,998
Cash and cash equivalents at the end of the period	5.1	35,830	43,541

				Exhibit 4
JW STARGAZER Holding GmbH, Idstein (Taunus)
Consolidated statement of changes in equity for the financial year from 1 October 2017 to 30 September 2018

	Subscribed capital	Currency translation reserve	Retained earnings	Total equity
	EUR k	EUR k	EUR k	EUR k

Balance as of 1 October 2016	4,667	(2,416)	122,304	124,555

Profit for the period	—	—	5,493	5,493
Other comprehensive income/loss	—	(1,380)	—	(1,380)
Total comprehensive income/loss	—	(1,380)	5,493	4,113

Balance as of 30 September 2017	4,667	(3,796)	127,797	128,668

Profit for the period	—	—	5,778	5,778
Other comprehensive income	—	672	—	672
Total comprehensive income	—	672	5,778	6,450

Balance as of 30 September 2018	4,667	(3,124)	133,575	135,118

Exhibit 5

JW STARGAZER Holding GmbH, Idstein (Taunus)

Notes to the consolidated financial statements for the financial year from 1 October 2017 to 30 September 2018
1. Information on the Company

JW STARGAZER Holding GmbH (the “Company”) has its registered office at Jack Wolfskin Kreisel 1, 65510 Idstein (Taunus). The Company is governed by German law. The Company is entered in the commercial register of the Wiesbaden local court under HRB no. 21928.

As of the reporting date, the ultimate parent of JW STARGAZER Holding GmbH is Outdoor Holdings S.C.A., Luxembourg, which is managed by Outdoor Holdings GP S.A., Luxembourg. The latter is primarily managed by the lenders of the JW STARGAZER Holding GmbH Group.

The activities of JW STARGAZER Holding GmbH and its group companies are mainly focused on the development and wholesale trade of outdoor, travel, sports and leisure items, in particular of the Jack Wolfskin brand. JW STARGAZER Holding GmbH and its group companies also operate 102 retail stores and 17 outlets, 91 of which are located in Germany and 28 in other countries.

The financial year of JW STARGAZER Holding GmbH begins on 1 October of a given year and ends on 30 September of the following year.

2. Accounting policies

2.1 Basis of preparation of the consolidated financial statements

These consolidated financial statements of JW STARGAZER Holding GmbH as of 30 September 2018 were prepared according to International Financial Reporting Standards formulated by the International Accounting Standards Board (IASB) and were authorized for issue by management resolution on 18 March 2019.

Statement of compliance with IFRSs

The consolidated financial statements of JW STARGAZER Holding GmbH, Idstein (Taunus), for the financial year ended 30 September 2018 were prepared applying the International Financial Reporting Standards formulated by the International Accounting Standards Board (IASB); in the following IFRS. All International Financial Reporting Standards (IFRSs), International Accounting Standards (IASs) and all interpretations by the IFRS Interpretations Committee (IFRS IC) - formerly the International Financial Reporting Interpretations Committee (IFRIC) or the Standing Interpretations Committee (SIC) - effective for financial year 2017/2018 were observed.

The consolidated financial statements were prepared on a going concern basis.

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The consolidated financial statements are presented in euros, which is the Company’s functional currency, and all amounts are rounded to the nearest thousand euros (EUR k) except where otherwise indicated. Rounding differences of +/- one unit (EUR k, %, etc.) may therefore arise with regard to the information presented in these consolidated financial statements.

The consolidated financial statements have been prepared on an historical cost basis, except for derivative financial instruments, which are measured at fair value.

Consolidation principles

The consolidated financial statements comprise the financial statements of JW STARGAZER Holding GmbH and all its subsidiaries (the “Jack Wolfskin Group”). The following subsidiaries are included in the consolidated financial statements as of the reporting date:

Skyrager GmbH, Idstein (Taunus), Germany	100%
JACK WOLFSKIN Ausrüstung für Draussen GmbH & Co. KGaA, Idstein (Taunus), Germany	100%
JACK WOLFSKIN Retail GmbH, Idstein (Taunus), Germany	100%
JACK WOLFSKIN Schweiz GmbH, Glattpark (Opfikon), Switzerland	100%
JACK WOLFSKIN Belgien BVBA, Wommelgem, Belgium	100%
JACK WOLFSKIN Italia SRL, Bolzano, Italy	100%
JACK WOLFSKIN UK Ltd., London, UK	100%
JACK WOLFSKIN France Retail S.à r.l., Strasbourg, France	100%
JACK WOLFSKIN France Distribution SAS, Strasbourg, France	100%
JACK WOLFSKIN Austria GmbH, Salzburg, Austria	100%
OOO JACK WOLFSKIN RUS, St Petersburg, Russia	100%
JACK WOLFSKIN Netherlands B.V., Roermond, Netherlands	100%
JACK WOLFSKIN Trading (Shanghai) Co. Ltd., Shanghai, China	100%
Outdoor Trading AG, Zurich, Switzerland (since 1 April 2018)	100%

The consolidated financial statements are prepared on the basis of the reporting packages as of 30 September 2018 of the entities included in the consolidated financial statements, which were prepared in accordance with uniform accounting principles.

All intragroup revenue, transactions, income, expenses, assets and liabilities as well as gains and losses resulting from intragroup transactions are eliminated during consolidation.

Subsidiaries are consolidated in full on the date of acquisition, i.e., the date on which control is transferred to the Jack Wolfskin Group, and continue to be consolidated until the date on which the Jack Wolfskin Group ceases to control the subsidiary.

Under an agreement dated 16 March 2018 and executed as of 1 April 2018, the Group acquired all the shares in Outdoor Trading AG, Zurich. Switzerland. The company includes Jack Wolfskin stores previously operated by a franchisee.

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2.2 Application of new and revised standards and interpretations

Adoption of new and revised standards and interpretations for the first time in the financial year

The following pronouncements issued by the International Accounting Standards Board (IASB) and IFRS Interpretations Committee (IFRS IC) were adopted for the first time by the Jack Wolfskin Group for the preparation of the consolidated financial statements as of 30 September 2018.

Standard/interpretation		Effective date stipulated by IASB	Impact on Jack Wolfskin Group financial statements
Amendments to IAS 7	Disclosure Initiative (issued on 29 January 2016)	1 January 2017	Enhanced disclosures in the notes to the consolidated financial statements
Amendments to IAS 12	Recognition of Deferred Tax Assets for Unrealized Losses (issued on 19 January 2016)	1 January 2017	No significant effects
Annual Improvements	Annual Improvements to IFRSs 2014-2016 Cycle (issued on 8 December 2016)	1 January 2017 (only IFRS 12)	No significant effects
The effective date stated in the above table is the date of mandatory application in annual periods beginning on or after that date.

Amendments to IAS 7 Disclosure Initiative
The amendments to IAS 7 Disclosure Initiative require entities to make disclosures that enable users of financial statements to evaluate changes in liabilities arising from financing activities. The amendments to IAS 7 are intended to expand the disclosure of components of changes in liabilities arising from financing activities for the purpose of reconciliation. Accordingly, the amendments to IAS 7 result merely in enhanced disclosures in the notes and do not have any effect on the presentation of the assets, liabilities, financial position and financial performance in the consolidated financial statements of JW STARGAZER Holding GmbH.

The first-time adoption of the other new and revised standards and interpretations presented in the above table did not have any significant effect on the presentation of the assets, liabilities, financial position and financial performance in the consolidated financial statements of JW STARGAZER Holding GmbH.

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New and revised standards and interpretations issued but not yet effective

The following new and revised standards and interpretations have been issued by the IASB, but will only become effective at a later date. The Jack Wolfskin Group does not opt to apply these new and revised standards and interpretations early.

Standard/ interpretation		Effective date stipulated by IASB	Impact on Jack Wolfskin Group financial statements
IFRS 9	Financial Instruments (issued on 24 July 2014)	1 January 2018	Description after the table
IFRS 15	Revenue from Contracts with Customers (issued on 28 May 2014) including amendments to IFRS 15: Effective date of IFRS 15 (issued on 11 September 2015)	1 January 2018	Description after the table
Clarifications to IFRS 15	Revenue from Contracts with Customers (issued on 12 April 2016)	1 January 2018	Description after the table
IFRS 16	Leases (issued on 13 January 2016)	1 January 2019	Description after the table
IFRIC Interpretation 22	Foreign Currency Transactions and Advance Consideration (issued on 8 December 2016)	1 January 2018	Effects are currently being analyzed
IFRIC Interpretation 23	Uncertainty over Income Tax Treatments (issued on 7 June 2017)	1 January 2019	Effects are currently being analyzed
Amendments to IFRS 2	Classification and Measurement of Share-based Payment Transactions (issued on 20 June 2016)	1 January 2018	No significant effects
Amendments to IFRS 4	Applying IFRS 9 Financial Instruments with IFRS 4 Insurance Contracts (issued on 12 September 2016)	1 January 2018	No effects
Amendments to IFRS 9	Prepayment Features with Negative Compensation (issued on 12 October 2017)	1 January 2019	Effects are currently being analyzed
Amendments to IAS 40	Transfers of Investment Property (issued on 8 December 2016)	1 January 2018	No significant effects
Annual Improvements	Annual Improvements to IFRSs 2014-2016 Cycle (issued on 8 December 2016)	1 January 2017 (only IFRS 1 and IAS 28)	No significant effects
Amendments to IAS 19	Plan Amendment, Curtailment or Settlement (issued on 7 February 2018)	1 January 2019	Effects are currently being analyzed
Amendments to IAS 28	Long-term Interest in Associates and Joint Ventures (issued on 12 October 2017)	1 January 2019	No significant effects
Annual Improvements	Annual Improvements to IFRSs 2015-2017 Cycle (issued on 12 December 2017)	1 January 2019	Effects are currently being analyzed
Amendments to IFRS 3	Definition of a Business (issued on 22 October 2018)	1 January 2020	Effects are currently being analyzed
Amendments to IAS 1 and IAS 8	Definition of Material (issued on 31 October 2018)	1 January 2020	Effects are currently being analyzed
Conceptual Framework for Financial Reporting	Amendments to references to the Conceptual Framework in IFRSs (issued on 29 March 2018)	1 January 2020	No significant effects

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Standard/ interpretation		Effective date stipulated by IASB	Impact on Jack Wolfskin Group financial statements
IFRS 17	Insurance Contracts (issued on 18 May 2017)	1 January 2021	No effects
The effective date stated in the above table is the date of mandatory application in annual periods beginning on or after that date.

IFRS 9 Financial Instruments
IFRS 9 Financial Instruments introduces a universal approach to the classification and measurement of financial assets and financial liabilities and supersedes IAS 39 Financial Instruments: Recognition and Measurement. In accordance with IFRS 9, all financial assets and liabilities are measured at amortized cost or fair value. The classification of financial assets to one of the two measurement categories depends on how an entity manages its financial instruments (so-called business model criterion) and the contractual cash flow characteristics of the financial assets (so-called cash flow criterion). In addition, IFRS 9 introduces a new risk provisioning model (expected credit loss impairment model) that takes expected losses into account in the calculation of risk provisions. IFRS 9 also includes hedge accounting rules to improve presentation of an entity’s risk management activities, in particular the management of financial risk. IFRS 9 also requires more detailed disclosures in the notes.

The analysis of the effects of the first-time application of IFRS 9 in financial year 2018/2019 shows that there will be changes in the Jack Wolfskin Group, in particular as a result of the new expected loss impairment model, the revised classification and measurement provisions (in particular for trade receivables sold under factoring agreements) and the enhanced disclosure requirements in the notes to the consolidated financial statements. On aggregate, first-time application of IFRS 9 will not result in any significant effects for the presentation of the assets, liabilities, financial position and financial performance in the consolidated financial statements of JW STARGAZER Holding GmbH. However, depending on future agreements and/or transactions, significant effects on the presentation of the assets, liabilities, financial position and financial performance are possible.

IFRS 15 Revenue from Contracts with Customers
IFRS 15 Revenue from Contracts with Customers introduces a uniform, principles-based five-step model that determines when and at what amount revenue should be recognized. The new standard is applicable to all contracts with customers and replaces the existing guidance on revenue recognition, including IAS 18 Revenue, IAS 11 Construction Contracts and the relevant interpretations (IFRIC 13, IFRIC 15, IFRIC 18 and SIC-13). In accordance with the fundamental principle of IFRS 15, revenue must be recognized at an amount that reflects the consideration that the entity expects to be entitled to. IFRS 15 introduces two new items to the statement of financial position, “contract assets” and “contract liabilities,” that can arise on account of contract balances. IFRS 15 also results in considerably more detailed disclosures in the notes to the consolidated financial statements.

The Jack Wolfskin Group applied IFRS 15 for the first time in financial year 2018/2019, beginning on 1 October 2018, using the modified retrospective approach. Under this approach, the new revenue recognition requirements only apply to customer contracts that have not yet been completed at the date of initial application. The effects of IFRS 15 were analyzed in a group-wide project on the implementation of IFRS 15. These analyses showed that, overall, first-time application of IFRS 15 will not result in any significant effects on the presentation of the assets, liabilities,

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financial position and financial performance in the consolidated financial statements of JW STARGAZER Holding GmbH.

IFRS 16 Leases
IFRS 16 Leases amends the provisions for accounting for leases and supersedes the previous standard for lease accounting (IAS 17 Leases) and the relating interpretations (IFRIC 4, SIC-15 and SIC-27). The central objective of the standard IFRS 16 is to recognize all leases and their associated contractual rights and obligations in the statement of financial position. From a lessee perspective, IFRS 16 eliminates the previous distinction between finance and operating lease; instead, lessees will be required to recognize a right-of-use asset and a corresponding lease liability in the statement of financial position for all lease assets as of the date of the inception of the lease. IFRS 16 only permits exemptions for short-term leases and leases for which the underlying asset is of low value. By contrast, lessors must (as previously under IAS 17) continue to classify their contracts as either finance or operating leases.

The effects of the first-time application of IFRS 16 in financial year 2019/2020, beginning on 1 October 2019, for the presentation of the assets, liabilities, financial position and financial performance in JW STARGAZER Holding GmbH’s consolidated financial statements are currently being analyzed. We cannot reliably estimate the quantitative effects until we have completed this project. Based on our current knowledge, the effects of IFRS 16 in the Jack Wolfskin Group relate in particular to the rental agreements previously classified as operating leases and disclosed in the notes as financial liabilities (see note 4.15). Since in the future, the right-of-use model of IFRS 16 will require the resulting financial obligations to be recognized as right-of-use assets and lease liabilities in the consolidated statement of financial position, the Jack Wolfskin Group expects a significant increase in its total assets. Under IFRS 16, amounts for amortization and interest expenses will recognized in the consolidated statement of comprehensive income in the future instead of rental payments. IFRS 16 also results in more detailed disclosures in the notes to the consolidated financial statements.

IFRIC 22 Foreign Currency Transactions and Advance Consideration
IFRIC 22 Foreign Currency Transactions and Advance Consideration relates to the accounting for transactions which include the receipt or payment of a consideration in a foreign currency. IFRIC 22 clarifies that the date used for determining the exchange rate for the asset, income or expense resulting from a transaction is the date on which a non-monetary asset or non-monetary liability arising from the payment or receipt of advance consideration is recognized.

IFRIC 23 Uncertainty over Income Tax Treatments
IFRIC 23 Uncertainty over Income Tax Treatments clarifies the accounting for uncertainties in income taxes with regard to current and deferred tax assets and liabilities. Such uncertainties in income taxes arise if the application of the tax law on a specific transaction is uncertain and is therefore dependent on its interpretation by the relevant tax authority, which is not known to the entity at the time the consolidated financial statements are prepared. In accordance with IFRIC 23, an entity takes these uncertainties into account in determining taxable profit (tax losses) only if it is probable that the relevant tax amounts will be paid or reimbursed.

Amendments to IFRS 9: Prepayment Features with Negative Compensation
The amendments to IFRS 9: Prepayment Features with Negative Compensation relate to a revision of some of the assessment criteria relevant for the classification of financial assets. Under certain

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circumstances, financial assets with a prepayment feature with negative compensation may be recognized at amortized cost or at fair value through other comprehensive income instead of at fair value through profit or loss.

The effects on the presentation of the assets, liabilities, financial position and financial performance in the consolidated financial statements of JW STARGAZER Holding GmbH resulting from the first-time application of IFRIC 22 Foreign Currency Transactions and Advance Consideration, IFRIC 23 Uncertainty over Income Tax Treatments and the amendments to IFRS 9: Prepayment Features with Negative Compensation are currently being analyzed. Since this review is still underway, we are unable to present the effects of the first-time application of IFRIC 22, IFRIC 23 and the amendments to IFRS 9.

Amendments to IAS 19 - Plan Amendment, Curtailment or Settlement
The amendments to IAS 19: Plan Amendment, Curtailment or Settlement clarify that current service cost and net interest for the remainder of the annual reporting period after a plan amendment, curtailment or settlement be determined based on the updated actuarial assumptions which were used to remeasure the net defined benefit liability (asset). The amendments to IAS 19 also clarify how the accounting for a plan amendment, curtailment or settlement affects the asset ceiling requirements.

Annual Improvements to IFRSs 2015-2017 Cycle
The Annual Improvements to IFRSs 2015-2017 Cycle contain amendments to IFRS 3 Business Combinations, IFRS 11 Joint Arrangements, IAS 12 Income Taxes and IAS 23 Borrowing Costs. The amendments to IFRS 3 clarify that when an entity obtains control of a business that is a joint operation, the entity must remeasure previously held interests in that business. The amendments to IFRS 11 clarify that when an entity obtains joint control of a business that is a joint operation, the entity does not remeasure previously held interests in that business. The amendments to IAS 12 clarify that all income tax consequences of dividends must be accounted for in the same way as the income on which the dividends are based (i.e., in profit or loss, except if the dividend is based on income that was recognized in other comprehensive income or in equity). The amendments to IAS 23 clarify that if an entity borrows funds for the purpose of obtaining qualified assets, the costs for any borrowing made specifically in connection with obtaining qualifying assets are not included in determining the transaction price until their completion.

Amendments to IFRS 3: Definition of a Business
With its Amendments to IFRS 3: Definition of a Business, the IASB clarifies that a business is a group of activities and assets that includes at least one input and a substantive process that together significantly contribute to creating outputs. In addition, the outputs are now defined as goods and services provided to customers; there is no longer any reference to lowering costs. The new provisions also contain an optional “concentration test” that makes it easier to identify a business.

Amendments to IAS 1 and IAS 8: Definition of Material
The Amendments to IAS 1 and IAS 8: Definition of Material refine and provide a precise definition of the materiality of financial information under the IFRSs and provide guidance. In this context, the definitions used in the Conceptual Framework, IAS 1, IAS 8 and IFRS Practice Statement 2 Making Materiality Judgments were aligned.

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The Jack Wolfskin Group is currently assessing how the adoption of the new and revised standards and interpretations described above will affect the presentation of the assets, liabilities, financial position and financial performance in the consolidated financial statements of JW STARGAZER Holding GmbH. Since these assessments are currently ongoing, we are unable to present the effects from first-time application for all of the above mentioned new and revised standards and interpretations.

We do not currently expect the other new and revised standards and interpretations presented in the above table to have any significant effects on the presentation of the assets, liabilities, financial position and financial performance in the consolidated financial statements of JW STARGAZER Holding GmbH.

2.3 Significant accounting judgments, estimates and assumptions

Judgments

In the process of applying the entity’s accounting policies, management made the following judgments that have a significant effect on the amounts recognized in the consolidated financial statements. Judgments that involve estimates are not included.

Leases
The Jack Wolfskin Group has entered into various operating leases as a lessee and various finance leases as a lessor. The operating leases in place mainly relate to buildings, motor vehicles and warehouse and telecommunications equipment. They do not include purchase or similar options that could lead to classification as a finance lease. In an operating lease, substantially all of the risks and rewards incidental to the leased asset are retained by the lessor. The lease payments are recognized as an expense as they become due.

In addition, the Jack Wolfskin Group has entered into leases to commercially lease store facilities to franchisees. The Jack Wolfskin Group determined that substantially all the risks and rewards of ownership of these leased store facilities have passed to the lessee and therefore these commercial leases are accounted for as finance leases. This assessment is based on the classification rules of IAS 17 in conjunction with IFRIC 4.

Development
Intangible assets in the development phase may be recognized if the entity can demonstrate the technical feasibility of completing such an intangible asset, the intention to complete it, the ability to use or sell it, how the asset will generate probable future economic benefits, the availability of resources to complete its development and the ability to measure reliably the expenditure attributable to the intangible asset during its development. The Company’s development costs for the new ERP and the new group accounts consolidation system meet these requirements and are therefore capitalized.

Definition of Group
Based on the current franchise agreements and taking into consideration the provisions of SIC-27 and of IFRS 10, management decided that the franchisees’ businesses need not be included in the consolidated financial statements of JW STARGAZER Holding GmbH as the Jack Wolfskin

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Exhibit 5

Group has not obtained control of these businesses nor have the significant risks and rewards been transferred to the Jack Wolfskin Group.

Going concern assumption

The financial statements for financial year 2017/2018 were prepared on a going concern basis.

Accounting estimates and assumptions

The key assumptions concerning the future and other major sources of estimation uncertainty on the reporting date that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities within the next reporting period are discussed below.

Impairment test of goodwill
Applicable IFRSs require the Jack Wolfskin Group to determine whether goodwill is impaired at least once a year. In doing so, it must be ensured that goodwill is accounted for at an amount no higher than the recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal and its value in use. The Jack Wolfskin Group takes the value in use to determine the recoverable amount. This determination requires an estimate of the value in use of the cash-generating units to which goodwill is allocated. To estimate the value in use, management must estimate the future cash flows expected to be derived from the cash-generating units and determine an appropriate discount rate to calculate the present value of those cash flows. Each cash-generating unit or group of cash-generating units to which goodwill is allocated for the purpose of impairment testing should represent the lowest level within the entity at which goodwill is monitored for internal management purposes and should not be larger than an operating segment as defined in IFRS 8.5.

The Company’s operations are structured by distribution channel and according to geographical criteria. This structure is based on the internal financial control and reporting system and reflects the individual risk and profit profile of each operating segment. Since financial year 2014/2015, the Jack Wolfskin Group’s business has been divided into three operating segments: JACK WOLFSKIN wholesale, JACK WOLFSKIN retail and JACK WOLFSKIN China.

The purchase price allocation and the impairment test are based on cash flow projections from financial budgets approved by senior management covering a five-year period. The estimated future cash flows were updated upon the acquisition of the Jack Wolfskin Group and in subsequent periods as of the date of impairment testing. The pre-tax discount rate applied to the cash flow projections was determined based on overall market analyses, taking the financing structure of the Jack Wolfskin Group into account.

The following assumptions were applied in the calculations:

•	EBITA margin

•	Growth rate used to extrapolate cash flows beyond the budget period

•	Discount rate

EBITA margin - The margin is based on average values achieved in the year preceding the start of the budget period. The values were increased for all three operating segments as it is expected

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Exhibit 5

that the EBITA margins will recover slightly in the long-term after an initial consolidation phase in the first few forecast years.

Growth rate - The growth rates of 1.0% for JACK WOLFSKIN wholesale and for JACK WOLFSKIN retail and 2.0% for JACK WOLFSKIN China, which are used to extrapolate cash flows beyond the budget period, do not exceed the long-term average growth rates of the operating segments in which the Jack Wolfskin Group operates.
Discount rate - The discount rate reflects the current market assessment of the risks specific to each operating segment taking into consideration the time value of cash flows and individual risks of the underlying assets which have not been incorporated in the cash flow estimates. The discount rate calculation is based on the specific circumstances of the Jack Wolfskin Group and its operating segments and is derived from its weighted average cost of capital (WACC). The WACC takes into account the cost of capital of both debt and equity. The cost of equity as well as the cost of debt are comparable to the respective cost of debt incurred by other entities with a similar rating. Segment-specific risk is incorporated by applying an individual beta factor. The beta factor is evaluated annually based on publicly available market data. A country-specific risk premium reflecting the risk inherent in the Chinese market was applied for the JACK WOLFSKIN China operating segment.

Please see note 4.7 for detailed information on the individual assumptions.

Impairment test of the “Jack Wolfskin” brand
The “Jack Wolfskin” brand has been classified as an intangible with indefinite useful life. Applicable IFRSs require the Jack Wolfskin Group to determine whether the “Jack Wolfskin” brand is impaired at least once a year. In doing so, it must be ensured that the brand is accounted for at an amount no higher than the recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal and its value in use. The Jack Wolfskin Group takes the fair value less costs of disposal for impairment testing purposes. This determination entails estimating the fair value of the “Jack Wolfskin” brand. To do this, management must estimate the cash flows expected to be derived from future brand-related revenue and a market-based royalty rate for the brand, as well as determine an appropriate discount rate to calculate the present value of those cash flows.

The purchase price allocation and the impairment test are based on cash flow projections from financial budgets approved by senior management covering a five-year period. The pre-tax discount rate applied to the cash flow projections was determined based on overall market analyses, taking the financing structure of the Jack Wolfskin Group into account.

The following assumptions were applied in the calculations:

•	EBITA margin

•	Growth rate used to extrapolate cash flows beyond the budget period

•	Discount rate

EBITA margin - The margin is based on average values achieved in the year preceding the start of the budget period. These values are increased over the budget period to reflect anticipated growth.

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Exhibit 5

Growth rate - The growth rate of 1.21% used to extrapolate cash flows beyond the budget period does not exceed the long-term average growth rates of the operating segments in which the Jack Wolfskin Group operates.

Discount rate - The discount rate reflects current market assessments of the risks specific to the cash-generating units taking into consideration the time value of money and individual risks of the underlying assets which have not been incorporated in the cash flow estimates. The discount rate calculation is based on the specific circumstances of the Jack Wolfskin Group and its operating segments and is derived from its weighted average cost of capital (WACC). The WACC takes into account the cost of capital of both debt and equity. The cost of equity as well as the cost of debt are comparable to the respective cost of debt incurred by other entities with a similar rating. Segment-specific risk is incorporated by applying an individual beta factor. The beta factor is evaluated annually based on publicly available market data.

Please see note 4.7 for detailed information on the individual assumptions.

Valuation of receivables
Receivables are recognized at amortized cost. Debtors are assessed in a continuous process with respect to their creditworthiness. Bad debt allowances are recognized based on this assessment. For additional information, see note 4.3.

Inventory valuation
Inventories are recognized at the lower of cost or net realizable value. Risks inherent to inventories from reduced salability are accounted for by recognizing appropriate allowances. These relate mainly to finished goods that must be sold at less than the purchase price (sales samples) or slow-moving goods. To estimate the fair value of inventories, management must estimate the expected future sales revenue and the costs to sell. For additional information, see note 4.2.

Contingent consideration
The contingent consideration for the acquisition of the China business was based on a combination of various performance indicators determined for JACK WOLFSKIN Trading (Shanghai) Co. Ltd., Shanghai, China, for the period from 27 March 2015 (acquisition date) to the end of 2017 and was measured at the fair value of the earnings forecast for the relevant periods using the discounted cash flow method. The final purchase price payment was made in March 2018.

Taxes
Uncertainties exist with respect to the interpretation of complex tax regulations, changes in tax laws and the amount and timing of future taxable income. Given the international business relationships and the long-term nature and complexity of existing contractual agreements, differences could arise between the actual results and the assumptions made or future changes to such assumptions, could necessitate future adjustments to tax income and expense already recorded. The Jack Wolfskin Group recognizes provisions, based on estimates, for possible consequences of audits by the tax authorities of the respective countries in which it operates. The amount of such provisions is based on various factors, such as experience of previous tax audits and differing interpretations of tax regulations by the taxable entity and the responsible tax authority. Such differences of interpretation may arise on a wide variety of issues depending on the conditions prevailing in the respective group company’s domicile.

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Exhibit 5

2.4 Summary of significant accounting policies

Foreign currency translation

The consolidated financial statements are presented in euros, which is the functional and presentation currency of the Jack Wolfskin parent company. Each entity in the Jack Wolfskin Group determines its own functional currency. Items included in the financial statements of each entity are measured using that functional currency. Transactions in foreign currencies are initially recorded at the functional currency rate prevailing at the date of the transaction.

Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rate of exchange at the reporting date. All currency translation differences are recognized in profit or loss. Non-monetary items that are measured at historical cost in a foreign currency are translated using the exchange rate on the transaction date. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rate at the date when the fair value is determined.

Separate financial statements of group entities prepared in foreign currencies are translated using the functional currency method. Depending on the financial relationships between the parent and the subsidiary, the financial statements are translated at closing rates or according to the temporal method. All assets and liabilities of group entities denominated in foreign currencies are translated into euros at the rate of exchange prevailing at the reporting date. Income and expenses are translated at the mean exchange rates.

These consolidated financial statements are translated exclusively at closing rates in accordance with IAS 21 as JACK WOLFSKIN Schweiz GmbH, Glattpark (Opfikon), Switzerland, Outdoor Trading AG, Zurich, Switzerland, JACK WOLFSKIN UK Ltd., London, UK, OOO JACK WOLFSKIN RUS, St. Petersburg, Russia, and JACK WOLFSKIN Trading (Shanghai) Co. Ltd., Shanghai, China, are independent operating entities. With the exception of equity (subscribed capital, retained earnings), which is translated at the historical rate, all items of the statement of financial position are translated into euros at the mean spot rate as of the reporting date. Differences arising from exchange rate fluctuations since the prior year are allocated to the currency translation reserve directly in equity.

Income and expenses are translated at the annual average exchange rate. The profit or loss in the translated statement of comprehensive income is carried over to the statement of financial position and the difference posted to the currency translation reserve directly under equity.

In the past, the Jack Wolfskin Group purchased a large proportion of goods in US dollars (USD). To hedge product price costings, the Company had historically entered into forward exchange contracts for purchases. In the course of the financial year 2016/2017, all forward exchange contracts that hedged the US dollar against the euro and the euro against the US dollar were settled and were not replaced.

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Exhibit 5

The euro exchange rates used by the Group changed as follows:

	Closing rate	Mean rate	Closing rate	Mean rate
	30 Sep 2018	2017/2018	30 Sep 2017	2016/2017

CHF	1.1316	1.1614	1.1457	1.0913
GBP	0.8873	0.8849	0.8818	0.8722
USD	1.1576	1.1900	1.1806	1.1053
RUB	76.1422	72.2714	68.2519	65.7488
RMB	7.9662	7.7813	7.8534	7.5247

Property, plant and equipment

Property, plant and equipment are recognized at acquisition or production cost and are depreciated if they have a limited life. Property, plant and equipment are not revalued in accordance with the option under IAS 16.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets as follows:

Equipment and furniture	3 to 10 years
Fixtures	5 to 33 years

The costs of repairing and maintaining property, plant and equipment are generally recognized as an expense. Significant replacements and improvements are recognized as assets and depreciated separately.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in profit or loss in the consolidated statement of comprehensive income in the period in which the asset is derecognized.

The residual values, useful lives and depreciation methods are reviewed and adjusted as necessary as of each financial year-end. Depreciation of property, plant and equipment is presented by function (cost of sales, selling expenses, development costs and general and administrative expenses).

Cost of debt

As the Jack Wolfskin Group has not recognized any qualifying assets, all cost of debt is expensed in the period in which it occurs.

Intangible assets

Individual purchased intangible assets are initially recognized at cost. The cost of intangible assets acquired in a business combination is their fair value at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses. Costs of internally generated intangible assets are recognized as an asset if the recognition criteria under IAS 38 are met. Otherwise they are recognized in profit

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Exhibit 5

or loss in the period in which they are incurred. The useful lives of intangible assets are assessed as either finite or indefinite.

With the exception of goodwill and the “Jack Wolfskin” brand, all intangible assets have finite useful lives and are therefore amortized over their expected useful life using the straight-line method and tested for impairment if there is an indication that the intangible asset may be impaired. Any necessary changes in the amortization method and the useful life are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the consolidated statement of comprehensive income in the expense category consistent with the function of the intangible assets within the Jack Wolfskin Group.

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually, either individually or at the cash-generating unit level. The useful life of an intangible asset with an indefinite useful life is reviewed annually to determine whether the indefinite life assessment continues to be reasonable. If not, the change in the assessment of useful life from indefinite to finite is made on a prospective basis.

The useful lives of key intangible assets were determined as follows:

Software	3 to 5 years
Franchise agreements	as contractually defined, up to 7 years
Order backlog	as contractually defined, up to 8 months
Brand	indefinite useful life
Goodwill	indefinite useful life

The “Jack Wolfskin” brand and the goodwill were acquired in connection with the acquisition of the Jack Wolfskin Group on 2 August 2011. The acquisition of the China business completed as of 27 March 2015 also included franchise agreements and the order backlog.

Amortization of intangible assets is presented by function (cost of sales, selling expenses, development costs and general and administrative expenses).

Development
Development costs are expenditure aimed at technically and commercially implementing theoretical knowledge. The Company’s development costs for the new ERP system are recognized as an asset. All other development costs are recognized as an expense in the period in which they are incurred as they do not meet the criteria for recognition as an asset.

Business combinations and goodwill
Business combinations are accounted for using the acquisition method pursuant to IFRS 3. The cost of the acquisition is measured as the aggregate of the consideration transferred, measured at acquisition-date fair value and the amount of any non-controlling interest in the acquiree. This comprises recording the identifiable assets (including intangible assets not previously recognized) and liabilities (including contingent liabilities, but not for future restructuring) from the acquired operations at their fair value. Costs related to the business combination are recognized as expenses.

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Exhibit 5

Goodwill acquired in a business combination is initially measured at cost, that being the excess of the cost of the business combination over the acquirer’s interest in the fair value of the identifiable assets, liabilities and contingent liabilities of the acquired entity. After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the cash-generating units or groups of cash-generating units that benefit from the synergies of the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units or groups of units. A cash-generating unit or a group of cash-generating units to which goodwill is allocated represents the lowest level within the entity at which goodwill is monitored for internal management purposes. The goodwill recognized by the Jack Wolfskin Group is allocated to the operating segments “JACK WOLFSKIN wholesale,” “JACK WOLFSKIN retail” and “JACK WOLFSKIN China.”

Impairment of non-financial assets
At each reporting date, the Jack Wolfskin Group assesses whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Jack Wolfskin Group estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s fair value less costs of disposal and its value in use. The recoverable amount is determined for an individual asset, unless the asset does not generate cash flows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing the value in use, the expected future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs of disposal, an appropriate valuation model is used.

For assets excluding goodwill, an assessment is made at each reporting date to determine whether there is an indication that previously recognized impairment losses no longer exist or have decreased. If such indications exist, the JACK WOLFSKIN Group estimates the recoverable amount. A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. If that is the case, the carrying amount of the asset is increased to its recoverable amount. However, that amount cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years. Such a reversal of an impairment loss is recognized immediately in profit or loss. Impairment losses relating to goodwill cannot be reversed in future periods even if the recoverable amount increases.

Investments and other financial assets

Depending on the asset at hand, financial assets within the meaning of IAS 39 are classified as financial assets at fair value through profit or loss, loans and receivables, held-to-maturity investments or available-for-sale financial assets. Upon initial recognition, financial assets are measured at fair value if they are recognized at amortized cost or classified as available-for-sale. The Jack Wolfskin Group assesses whether a contract contains an embedded derivative when it first becomes party to the contract. Embedded derivatives are separated from the host contract if the latter is not recognized at fair value through profit or loss and an analysis reveals that the economic characteristics and risks of the embedded derivative are not closely related to those of the host contract.

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Exhibit 5

Financial assets are classified into measurement categories upon initial recognition. Where permissible, any reclassifications deemed necessary are performed at the end of each financial year. As no financial assets have been classified as held-to-maturity or available-for-sale to date, these categories are of no significance for the Jack Wolfskin Group.

All regular way purchases and sales of financial assets are recognized on the trade date, i.e., the date that the Jack Wolfskin Group commits to purchase or sell the asset. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established generally by regulation or convention in the marketplace concerned.

The subsequent measurement of financial assets depends on their classification as described below:

Financial assets and liabilities at fair value through profit or loss

Financial assets and liabilities measured at fair value through profit or loss include financial assets held for trading and financial assets and liabilities designated upon initial recognition as financial assets measured at fair value.

Financial assets and liabilities are classified as held for trading if they are acquired for the purpose of selling in the near term. Derivatives, including separated embedded derivatives, are also classified as held for trading unless they are financial guarantee contracts or are designated and effective hedging instruments. Gains or losses on financial assets held for trading are recognized in profit or loss.

Loans and receivables
Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial recognition, loans and receivables are subsequently measured at amortized cost using the effective interest method less any allowance for impairment. Amortized cost is calculated taking into account any discount or premium on acquisition and includes any fees that are an integral part of the effective interest rate and transaction costs. Gains and losses are recognized in profit or loss when the loans and receivables are derecognized or impaired, as well as through the amortization process.

Fair value
For investments that are traded in organized markets, fair value is determined by the quoted market prices (bid prices) at the reporting date. The fair value of investments that are not quoted on an active market is determined using valuation techniques. Such techniques may include using recent arm’s length transactions between knowledgeable, willing independent parties, reference to the current fair value of another financial instrument which is substantially the same and discounted cash flow analysis or other valuation models.

Impairment of financial assets

The Jack Wolfskin Group tests financial assets or groups of financial assets for impairment at each reporting date.

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Exhibit 5

Financial assets carried at amortized cost
If there is objective evidence that loans and receivables recognized at amortized cost are impaired, the amount of the impairment loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding expected future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate (i.e., the effective interest rate computed at initial recognition). The carrying amount of the asset is reduced through an allowance account. The impairment loss is recognized in profit or loss.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized, the previously recognized impairment loss is reversed. The reversal of the impairment loss is limited to the amortized cost at the time the impairment loss is reversed. The reversal is recognized in profit or loss.

In relation to trade receivables, an impairment loss is charged using an allowance account when there is objective evidence (such as the probability of insolvency or significant financial difficulties of the debtor) that the Jack Wolfskin group will not be able to collect all of the amounts due under the original terms of the invoice. Receivables and impairment losses are derecognized when they are classified as uncollectible.

Derecognition of financial assets
A financial asset is derecognized when the contractual rights to receive the cash flows from a financial asset expire or if receivables are classified as uncollectible.

Since 1 June 2018, the Group has sold receivables under a factoring agreement with Coface. A factoring agreement was in place with SüdFactoring until 31 December 2017. The respective receivables are derecognized when they are transferred to the factoring company. The Group does not use any other forms of securitization.

Derivative financial instruments

The Jack Wolfskin Group uses derivative financial instruments in the form of forward exchange contracts to hedge against currency risk. Since 30 September 2017, only forward exchange contracts concluded to hedge the US dollar against the renminbi (RMB) have been entered into; these contracts were not renewed on expiry.
Derivatives are carried as financial assets when the fair value is positive and as financial liabilities when the fair value is negative.

For derivative financial instruments that do not qualify for hedge accounting, any gains and losses arising from changes in fair value are recognized directly in profit or loss.

The fair value of forward exchange contracts is calculated by reference to current forward exchange rates for contracts with similar maturities. The fair value of interest rate swap contracts was determined by reference to yield curves.

Although the Jack Wolfskin Group’s hedges provided appropriate protection from an economic perspective in accordance with the Group’s risk management principles, they did not qualify for hedge accounting as defined by IAS 39.

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Exhibit 5

Interest-bearing loans and current liabilities to banks

All loans and borrowings are initially recognized at cost, being the fair value of the consideration received net of transaction costs associated with the borrowing. After initial recognition, interest-bearing financial liabilities are measured at amortized cost using the effective interest method. Gains and losses are recognized in profit or loss when the liabilities are derecognized, as well as through the amortization process. A financial liability is derecognized when the obligation under the liability is discharged or canceled or expires.

When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognized in profit or loss.

Inventories

Inventories are valued at the lower of cost or net realizable value. Their cost is calculated using the first-in, first-out method. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale.

Cash

Cash comprises cash on hand and bank balances. They correspond to cash and cash equivalents presented in the cash flow statement.

Provisions

Provisions are recognized when the Jack Wolfskin Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Non-current provisions are discounted if the discounting effect is material.

Leases

Whether an arrangement contains a lease is determined on the basis of the substance of the arrangement at the inception of the lease and requires an assessment as to whether fulfillment of the contractual arrangement is dependent on the use of a specific asset or assets and whether the arrangement conveys for the right to use the asset.

The Jack Wolfskin Group as a lessee
Beneficial ownership of leased assets is assessed in accordance with IAS 17.

Operating lease payments are recognized as an expense in the statement of comprehensive income on a straight-line basis over the lease term.

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Exhibit 5

The Jack Wolfskin Group as a lessor
The Jack Wolfskin Group offers franchisees the opportunity to lease store facilities for a period of five years. As the franchisees are offered an attractive purchase option, these leases are classified as finance leases. Assets under a finance lease are recognized in the consolidated statement of financial position as receivables in the amount of the net investment in the lease, i.e., the present value of the residual receivables from all leases existing at the end of a financial year. The calculation of the net investment in the lease is based on the net cost of the leased asset reduced by a special lease payment by the lessee. Initial direct costs that are incurred in connection with the inception of the lease are offset against the income generated over the entire lease term by reducing unrealized finance income by the amount of these initial costs pro rata. Finance income is recognized so as to achieve a constant periodic rate of interest on the outstanding residual receivable.

Revenue recognition

Revenue from product sales is recognized when the significant risks and rewards of ownership of the goods sold have passed to the buyer, usually on dispatch of the goods. In addition, the revenue must be reliably measurable and an inflow of economic benefits from the sale must be sufficiently probable. Cash discounts, rebates and VAT or other charges are not taken into account. Rights of return from the mail order business are recognized as a liability as of the reporting date. The Jack Wolfskin Group recognizes a provision, thus adjusting revenue and the related cost of materials figures.

Royalties and franchise fees

Licensees and franchisees are contractually required to pay bonuses as well as commissions and franchise fees on the income generated. The amounts are realized and invoiced on a quarterly basis.

Finance income/costs

Finance income is recognized as the interest legally accrues. For all financial instruments, finance income and costs are recorded using the effective interest rate.

Income taxes

Current income tax assets and liabilities for the current or prior periods are determined in accordance with tax legislation enacted in the relevant countries at the reporting date. Current taxes are recognized in the statement of comprehensive income.

Deferred taxes are calculated using the liability method at the reporting date (IAS 12). They are therefore recognized for all temporary differences between tax bases and the IFRS carrying amounts. Deferred tax assets are recognized for all deductible temporary differences, unused tax losses and unused tax credits if realization is reasonably assured.

The carrying amount of deferred tax assets is reviewed at each reporting date and is reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed as

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Exhibit 5

of each reporting date and are recognized to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates expected to apply to the period when the asset is realized or the liability is settled, based on tax rates that have been enacted or substantively enacted as of the reporting date.
The measurement of deferred tax liabilities and deferred tax assets must reflect the tax consequences that would follow from the manner in which the entity expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities. Deferred tax assets and liabilities are not discounted and are classified as non-current assets and liabilities in the consolidated statement of financial position.

The Jack Wolfskin Group offsets tax assets and liabilities if and only if it has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same tax authority.

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Exhibit 5

3. Notes to the consolidated statement of comprehensive income

3.1. Revenue
The revenue of the Jack Wolfskin Group breaks down as follows:

	2017/2018	2016/2017
By sales market	EUR k	EUR k

Germany	160,528	171,390
Other countries	182,802	170,244
Revenues, gross	343,330	341,634
Sales deductions	-9,952	-11,083
Revenues, net	333,378	330,551

	2017/2018	2016/2017
By product groups	EUR k	EUR k

Apparel	272,550	265,963
Footwear	41,551	45,016
Equipment	29,229	30,655
Revenues, gross	343,330	341,634
Sales deductions	-9,952	-11,083
Revenues, net	333,378	330,551

3.2 Royalties and commission income
The Jack Wolfskin Group generates royalties and commission income that can be broken down as follows:

	2017/2018	2016/2017
	EUR k	EUR k

Royalties	0	660
Franchise income	846	1,073
Royalties and commission income	846	1,733

Royalties mainly comprised income in connection with license agreements entered into by the Jack Wolfskin Group with sales partners for South Korea and Hong Kong. Franchise income is linked to revenue from the franchise stores.

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Exhibit 5

3.3 Other operating income

	2017/2018	2016/2017
	EUR k	EUR k

Income from revaluation of contingent consideration	712	4,276
Income from the reversal of
specific bad debt allowances	633	3
Freight income	323	315
Income from store fittings	131	27
Insurance indemnification payments	70	0
Other advertising income	6	26
Income from reversal of provision for the
management fee	0	722
Other operating income	438	315
Other operating income	2,313	5,684

Income from the revaluation of contingent consideration is attributable to contingent consideration for JW PRC (JACK WOLFSKIN Trading (Shanghai) Co. Ltd., Shanghai, China) which is composed of 100% of JW PRC’s gross profit from wholesale activities and 50% of JW PRC’s gross profit from retail activities multiplied by 0.1. Basis for the revaluation was a decrease in the forecast of these profit numbers. The purchase price payments were made in the period from December 2015 to March 2018. Other advertising income relates primarily to income from the allocation of catalog costs.

3.4 Selling expenses

	2017/2018	2016/2017
	EUR k	EUR k

Sales and customer service	-65,060	-62,793
Advertising costs	-18,794	-19,693
Storage costs	-15,530	-15,143
Marketing	-6,251	-6,776
Freight costs	-5,863	-6,037
Promotion costs	-4,220	-5,432
Sales commissions	-2,191	-1,927
Selling expenses	-117,909	-117,801

Sales and customer service expenses relate to the wholesale sales department and to the retail stores and mainly include personnel expenses and store rent. Advertising costs comprise expenses for advertising in the narrower sense. The item “marketing” mainly includes expenses for the marketing department. Promotion costs mainly relate to expenses for promotion in the stores.

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Exhibit 5

3.5 General and administrative expenses

	2017/2018	2016/2017
	EUR k	EUR k

Administrative management	-16,667	-14,990
Finance and information systems	-10,698	-8,338
Bad debts and bad debt allowances	-1,117	-2,177
General and administrative expenses	-28,482	-25,505

3.6 Income and expenses from foreign currency exchange rate effects

Income from foreign currency exchange rate effects breaks down as follows:

	2017/2018	2016/2017
	EUR k	EUR k

Unrealized gains	607	0
Realized gains	572	6,002
Fair value adjustment of forward exchange contracts	513	0
Income from foreign currency exchange rate effects	1,692	6,002

Expenses from foreign currency exchange rate effects break down as follows:

	2017/2018	2016/2017
	EUR k	EUR k

Realized losses	-1,075	0
Unrealized losses	-942	-3,426
Fair value adjustment of forward exchange contracts	0	-2,302
Expenses from foreign currency exchange rate effects	-2,017	-5,728

Unrealized exchange gains and losses reflect foreign currency exchange rate fluctuations affecting the translation of monetary items since the initial recognition of those items.

The Jack Wolfskin Group had historically entered into forward exchange contracts to hedge currency risk. As the forward exchange contracts do not meet the requirements for cash flow hedges under IAS 39, the changes in fair value are recognized in profit or loss. During the financial year 2016/2017, most of the forward exchange contracts have been exercised.

23/50

Exhibit 5

3.7 Finance income

	2017/2018	2016/2017
	EUR k	EUR k

Interest income from short-term deposits	101	132
Interest income pursuant to Sec. 233a AO	10	0
Interest income from finance leases	0	4
Finance income	111	136

3.8 Finance costs

	2017/2018	2016/2017
	EUR k	EUR k

Finance costs for senior loans	-9,206	-9,462
Finance costs for shareholder loans	-916	0
Amortization of transaction costs	-957	-1,557
Factoring fees and interest	-59	-124
Other finance costs	-59	-72
Finance costs	-11,197	-11,215

The finance costs for senior loans relate mainly to interest payments and interest accrued in the period. The capitalized transaction costs relating to the financing are allocated over the term of the loans.

3.9 Income taxes

Income taxes comprise German corporate income tax including the solidarity surcharge as well as trade tax and comparable taxes paid by the foreign subsidiaries.

JW Germany GmbH, Idstein (Taunus), JW STARGAZER Holding GmbH, Idstein (Taunus), Skyrager GmbH, Idstein (Taunus), JACK WOLFSKIN Ausrüstung für Draussen GmbH & Co. KGaA, Idstein (Taunus), and JACK WOLFSKIN Retail GmbH, Idstein (Taunus), formed a tax group together with the parent company JW Germany Holding GmbH, Idstein (Taunus) until 31 May 2017. With effect as of 31 May 2017, this tax group was dissolved. From 1 June 2017, a new income tax group exists between JW STARGAZER Holding GmbH, Idstein (Taunus) as parent company and Skyrager GmbH, Idstein (Taunus), JACK WOLFSKIN Ausrüstung für Draussen GmbH & Co. KGaA, Idstein (Taunus) and JACK WOLFSKIN Retail GmbH, Idstein (Taunus) as controlled companies.

Since the former tax group parent is not part of the basis of consolidation, the deferred taxes attributable to the German tax group were transferred to profit or loss in the financial year 2016/2017. This resulted in expenses of EUR 2,321k.

24/50

Exhibit 5

Owing to the change in the tax group parent, the tax expense for financial year 2016/2017 only contains the current tax expense of the new tax group for the German entities.

This results in the following current taxes:

	2017/2018	2016/2017
	EUR k	EUR k

Current German tax expense	-4,049	-1,944
Current foreign tax expense	-4,486	-596
Current tax expense	-8,535	-2,540
Temporary differences	-113	-2,604
Deferred tax expense	-113	-2,604
Total tax expense	-8,648	-5,144

A reconciliation of expected tax expense (accounting profit/loss multiplied by the Jack Wolfskin Group’s applicable tax rate) with the current tax expense is as follows:

	2017/2018	2016/2017
	EUR k	EUR k

Profit before income taxes	14,426	10,637
Income tax expense at tax rate of 30.6% (prior year: 30.6%)	-4,414	-3,255

Actual prior-year taxes	-1,627	0
Non-deductible expenses	-1,422	-625
Losses and non-deductible interest for which no deferred taxes were recognized	-1,550	-808
Income taxed in different tax territories at differing tax rates	669	1,458
Addition of deferred taxes due to change in tax group parent	0	-2,321
Other effects	-304	406
Tax income at effective income tax rate of 60.0% (prior year: 48.4%)	-8,648	-5,144

The tax rate of 30.6% is calculated based on a corporate income tax rate of 15%, a solidarity surcharge of 5.5% and a trade tax rate of 14.77%.
Temporary differences between the carrying amounts stated in the tax accounts and in the IFRS consolidated statement of financial position relate to the following accounting items:

25/50

Exhibit 5

	30 Sep 2018 EUR k			30 Sep 2017 EUR k
	Deferred tax assets	Change 2017/2018	Deferred tax liabilities	Deferred tax assets	Change 2016/2017	Deferred tax liabilities

Non-current assets
Brand	0	0	5,048	0	-5,048	5,048
Property, plant and equipment	959	311	0	648	648	0
Current assets
Inventories	3,670	-664	1,473	3,443	1,874	581
Receivables	326	-252	204	437	373	64
Non-current liabilities
Interest-bearing loans	0	293	829	0	-1,121	1,121
Current liabilities
Other current liabilities	3,407	200	0	3,207	670	0
Total	8,362	-113	7,554	7,735	-2,604	6,814
Deferred tax expense for the year			-113			-2,604
Netting of deferred tax assets and deferred tax liabilities	-2,557		-2,557	-3,145		-3,145
Presentation in the consolidated statement of financial position:
Deferred tax assets and liabilities	5,805		4,997	4,590		3,669

The significant temporary differences relate to Germany and are therefore calculated using the German tax rate of 30.6%.

As in the prior year, there were no tax loss carryforwards in Germany as of 30 September 2018. As of 30 September 2018, there were income tax receivables of EUR 91k from overpayments of advance taxes; in the prior year, the income tax receivables of EUR 400k mainly related to withholding tax. Income tax liabilities as of 30 September 2018 came to EUR 8,445k (prior year: EUR 2,680k) and primarily consist of income tax liabilities for financial year 2017/2018 of the German tax group (JW STARGAZER Holding GmbH) of EUR 4,248k (prior year: EUR 1,630k) and an income tax liability of JACK WOLFSKIN Trading (Shanghai) Co. Ltd., Shanghai, of EUR 4,034k (prior year: EUR 975k).

No deferred taxes were recognized for interest carryforwards of the German tax group of EUR 1,459k because it is not sufficiently probable that the temporary differences will reverse in the foreseeable future.

Deferred tax assets on the tax loss carryforwards attributable to foreign subsidiaries of EUR 354k in financial year 2017/2018 (accumulated loss carryforwards: EUR 7,569k; prior year: EUR 6,422k) were not recognized. The tax loss carryforwards of the foreign subsidiaries do not expire. However, the Company believes that they will not be able to be utilized.

No deferred taxes were recognized for temporary differences from undistributed earnings in 2017 and 2018 because the undistributed earnings were negative and it is not sufficiently probable that the temporary differences will reverse in the foreseeable future.

26/50

Exhibit 5

3.10 Amortization and depreciation expenses/impairment losses

Amortization expenses and impairment losses for intangible assets were included in the following items of the consolidated statement of comprehensive income in the prior year:

	2017/2018	2016/2017
	EUR k	EUR k

Cost of sales	0	-756
Selling expenses	-499	-638
General and administrative expenses	-358	-340
Amortization and impairment of intangible assets	-857	-1,734

In the prior year, cost of sales contained impairment losses of EUR 756k with regard to the franchise agreements acquired in connection with the acquisition of the business in China as of 27 March 2015.

Depreciation expenses for property, plant and equipment are included in the following items:

	2017/2018	2016/2017
	EUR k	EUR k

Selling expenses	-6,866	-7,665
Development costs	-128	-131
General and administrative expenses	-709	-660
Depreciation and impairment of property, plant and equipment	-7,703	-8,456

Selling, development and general and administrative expenses primarily include depreciation of office furniture and equipment.

No impairment losses were recognized in the reporting period and comparative period.

3.11 Personnel expenses

Personnel expenses are broken down into the individual captions of the consolidated statement of comprehensive income, and are composed of the following items:

	2017/2018	2016/2017
	EUR k	EUR k

Wages and salaries	-49,541	-44,713
Social security contributions and expenses	-9,247	-10,234
Cost of company pension plans	-5,648	-5,511
Personnel expenses	-64,436	-60,458

27/50

Exhibit 5

The Jack Wolfskin Group had an average of 1,248 employees in the financial year (prior year: 1,166). 805 employees worked in sales (prior year: 732), 217 in procurement (prior year: 193), 138 in administration (prior year: 121) and 88 in other areas (prior year: 121). As in the prior year, all employees are salaried employees.

All company pensions in the Jack Wolfskin Group are defined contribution plans. Under the defined contribution plans, the Company pays contributions to public or private pension insurance schemes in accordance with statutory or contractual provisions or on a voluntary basis. The Company does not have any other benefit obligations beyond the payment of contributions. Current contributions are recognized as an expense in the relevant financial year. In financial year 2017/2018, they came to EUR 5,648k (prior year: EUR 5,511k) and mainly comprised contributions to German statutory pension insurance.

4. Notes to the consolidated statement of financial position

4.1 Cash

Cash comprises cash on hand and bank balances. Bank balances are held with prime-rated banks exclusively for short-term liquidity management. They earn interest at floating rates based on daily bank deposit rates. The fair value of cash and cash equivalents as of the reporting date was EUR 38,841k (prior year: EUR 50,752k).

4.2 Inventories

Inventories can be broken down into the following main groups:

	30 Sep 2018	30 Sep 2017
	EUR k	EUR k

Finished goods	78,755	76,376
Raw materials	189	260
Inventories, gross	78,944	76,636
Valuation allowance	-1,250	-1,175
Inventories, net	77,694	75,461

The cost of materials contained in the cost of sales came to EUR 150,040k in financial year 2017/2018 (prior year: EUR 158,858k). The carrying amount of inventories accounted for at net realizable value (fair value less costs to sell) amounted to EUR 1,623k as of 30 September 2018 (prior year: EUR 1,474k).

During financial year 2017/2018, income from the reduction of valuation allowances of EUR 75k was recognized in cost of materials (prior year: expenses from the increase in valuation allowances of EUR 423k).

28/50

Exhibit 5

4.3 Trade receivables

	30 Sep 2018	30 Sep 2017
	EUR k	EUR k

Trade receivables	62,313	68,832
Bad debt allowances	-7,708	-8,339
Trade receivables, net	54,605	60,493

Trade receivables are non-interest bearing and are generally due in 30 to 60 days.
Bad debt allowances developed as follows:

	30 Sep 2018	30 Sep 2017
	EUR k	EUR k

Bad debt allowances as of 1 October	8,339	9,426
Allocations in the period	1,117	1,406
Utilization	-1,115	-2,490
Reversal	-633	-3
Bad debt allowances as of 30 September	7,708	8,339

The total amount of write-downs for financial year 2017/2018 came to EUR 1,117k and related exclusively to specific bad debt allowances (prior year: EUR 1,406k). The utilization item comprises utilized specific bad debt allowances of EUR 1,115k (prior year: EUR 2,490k). The reversals state the reversed specific bad debt allowances of EUR 633k (prior year: EUR 3k).

As of 30 September, the ageing structure of trade receivables not subject to specific bad debt allowances was as follows:

				of which: not impaired as of the reporting date but past due based on the following time bands
	Carrying amount	of which: impaired as of the reporting date*	of which: neither impaired nor past due as of the reporting date	Less than 30 days	Between 30 and 60 days	Between 61 and 90 days	Between 91 and 120 days	More than 120 days
	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k
2018	54,605	2,661	30,534	20,375	291	451	29	264
2017	60,493	2,951	35,288	21,565	156	189	171	172
*: Residual value after impairment

Receivables that are only subject to collectively assessed specific bad debt allowances are presented as not impaired in the preceding table. The Jack Wolfskin Group uses credit insurance for a portion of its receivables in order to hedge credit risk. Before adjusting for the deductible, the total amount of credit insurance comes to EUR 12,068k (prior year: EUR 14,351k), representing 22% of total receivables (prior year: 24%). As part of its credit risk strategy, the Jack Wolfskin Group

29/50

Exhibit 5

also uses retentions of title until all deliveries provided by it are paid for in full. The Jack Wolfskin Group sells receivables under a factoring agreement. The respective receivables are derecognized when they are transferred to the factoring company (2017/2018: EUR 8,813k; prior year: EUR 6,132k).

4.4 Other assets, income tax receivables and receivables from shareholders

	30 Sep 2018	30 Sep 2017
	EUR k	EUR k

Security deposits *	1,631	1,461
Other assets (non-current)	1,631	1,461
*: Financial assets

Receivables from security deposits are due in more than one year.

	30 Sep 2018	30 Sep 2017
	EUR k	EUR k

Prepayments *	3,142	5,097
Receivables from the tax office	0	100
Creditors with debit balances *	117	198
Miscellaneous	1,396	606
Other assets (current)	4,655	6,001
*: Financial assets

Other assets do not contain valuation allowances or past-due receivables and - with the exception of the prepayments made - are all due within one year.

Income tax receivables of EUR 91k (prior year: EUR 400k) are attributable to overpayments of advance taxes.

Receivables from shareholders of EUR 7,325k (prior year: EUR 6,924k) relate to loan receivables and bear interest at a rate of 5.5% p.a. In an agreement dated 17 October 2017, a two-year term was stipulated. The loan can be recovered by the creditor or repaid by the debtor at any time, however.

30/50

Exhibit 5

4.5 Finance lease receivables

	30 Sep 2018	30 Sep 2017
	EUR k	EUR k

Current finance lease receivables	99	44
Finance lease receivables	99	44

The Jack Wolfskin Group offers franchisees the opportunity to lease store facilities for a fixed period of five years. Ownership of the store facilities is retained as security by the Jack Wolfskin Group.

4.6 Property, plant and equipment

Property, plant and equipment break down as follows:

	30 Sep 2018	30 Sep 2017
	EUR k	EUR k

Other equipment, furniture and fixtures	23,760	27,419
Assets under construction	518	694
Property, plant and equipment, net	24,279	28,113

Please refer to the attached statement of changes in non-current assets (exhibit to the notes).

4.7 Goodwill and the value of the “Jack Wolfskin” brand

The goodwill acquired in the business combination on 2 August 2011 and through the acquisition of the China business and the brand with an indefinite useful life were both tested for impairment. In doing so, it must be ensured that goodwill and the brand are accounted for at an amount no higher than the recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal and its value in use. The Jack Wolfskin Group calculates the recoverable amount for impairment tests of goodwill on the basis of the value in use. The brand is tested for impairment using the fair value less costs to sell concept.

Since financial year 2014/2015, the Jack Wolfskin Group’s business has been divided into three operating segments: JACK WOLFSKIN wholesale, JACK WOLFSKIN retail and JACK WOLFSKIN China.

As of 30 September 2018, the impairment test of the JACK WOLFSKIN wholesale, JACK WOLFSKIN retail and JACK WOLFSKIN China operating segments did not result in any impairment.

31/50

Exhibit 5

Taking into account the impairment as of 30 September 2018 and 2017, goodwill recognized by the Jack Wolfskin Group is composed as follows:

	30 Sep 2018	30 Sep 2017
	EUR k	EUR k

Goodwill JACK WOLFSKIN wholesale	29,528	29,528
Goodwill JACK WOLFSKIN China	36,159	36,162
Goodwill for the Group	65,687	65,690

Goodwill was virtually unchanged year on year. Negative effects from foreign currency translation differences of EUR 330k were almost fully offset by positive effects from the goodwill of EUR 327k from the acquisition of the shares in Outdoor Trading AG, Zurich, Switzerland.

The goodwill of Outdoor Trading AG, Zurich, Switzerland, comprised the fair value of the acquired assets of EUR 1,891k less the fair value of the acquired liabilities of EUR 1,602k and the purchase price of EUR 616k.

Revenue of EUR 2,660k and profit of EUR 109k was included in the consolidated financial statements for this company for the period since Outdoor Trading AG, Zurich, Switzerland, was acquired. If the company had been acquired on 1 October 2017, revenue of around EUR 4,700k would have been generated and losses of around EUR 450k incurred.

The goodwill was recognized due to expected synergies from joint activities of the acquired company and the Jack Wolfskin Group.

The goodwill of the JACK WOLFSKIN retail operating segment was written off in full in financial year 2015/2016.

In impairment testing, the future cash flows are determined based on the budgets and forecasts for the next five financial years. The budgets and forecasts are based on past experience and management’s best estimates of future development.

In addition, the weighted average growth rates used in the budgets and forecasts correspond to the expectations in the corresponding growth forecasts. For the purpose of impairment testing, the Company’s management estimates the cash flows beyond the planning horizon by projecting a constant growth rate for the subsequent years. The growth rates used in the forecast period depend on the business in question and are, on average, 2% for the JACK WOLFSKIN wholesale operating segment and 3% for the JACK WOLFSKIN China operating segment. The growth rates are adapted each year reflecting new findings on market developments and changes in the strategic focus of the Group. The value in use is calculated using a discounted cash flow method. The pre-tax discount rate used is 10.73% for the JACK WOLFSKIN wholesale operating segment, 11.74% for the JACK WOLFSKIN retail operating segment and 11.86% for the JACK WOLFSKIN China operating segment. Each pre-tax discount rate was calculated based on the weighted average cost of capital (WACC). A growth discount of 1.0% for the JACK WOLFSKIN wholesale operating segment and 2.0% for the JACK WOLFSKIN China operating segment is used to determine the discount rate from the budget year 2023/2024 onwards (perpetual annuity). The parameters used for this purpose were determined based on an assessment of the company-specific risk situation. The resulting

32/50

Exhibit 5

recoverable amount is compared to the carrying amount of the operating segments to assess whether it is impaired.

The carrying amount of the JACK WOLFSKIN wholesale operating segment is EUR 117,374k. The value in use as of 30 September 2018 amounts to EUR 188,755k. The carrying amount of the JACK WOLFSKIN China operating segment is EUR 54,053k. The value in use as of 30 September 2018 is EUR 135,792k.

The budgeted EBITA margin of the Jack Wolfskin Group lies within a range customary for the market. The budgeted EBITA margin of the JACK WOLFSKIN wholesale operating segment is around 12%, which is slightly higher than the average margin of the outdoor industry. The budgeted EBITA margin of the JACK WOLFSKIN China operating segment is between 16% and 19% and is therefore significantly higher than the industry average. The development set out above is based on the following business plan assumptions: Increased product diversity and an even broader range of marketing activities will serve to further enhance the appeal of the brand. Following the filling of all management positions and the continued adaptation of products to the specific needs of the markets, the JW Group will endeavor to strengthen the brand in China as well. The Chinese market presents greater potential than do the western markets due to its lower saturation.

Based on our current knowledge, no reasonably possible change in the discount rate, growth rate or EBITA margin results in any impairment of goodwill.

The carrying amount of intangible assets with indefinite useful lives of EUR 16,499k (prior year: EUR 16,499k) relates exclusively to the acquired Jack Wolfskin brand. The useful life of the brand is indefinite as management intends to continue using the Jack Wolfskin brand and the trademark is expected to generate net cash flows for the Jack Wolfskin Group for an unlimited period.

An impairment test is carried out at least once a year. The impairment test entails comparing the trademark’s carrying amount with its fair value less costs of disposal. The fair value less costs of disposal was determined using the relief-from-royalty method. The underlying brand-related revenue is based on the five-year forecast approved by management. Cash flows after this five-year period are extrapolated using a 1.21% growth rate that is the same as the long-term average growth rate for the outdoor sector. The royalty rate is set at 4.5% (prior year: 4.5%). The royalty rate was reduced to reflect the royalty rates of comparable trademarks. As in the procedure used to measure goodwill for each operating segment, the tax rate and the WACC are factored in using the weighted average rate.

4.8 Other intangible assets

Other intangible assets as of 30 September 2018 comprise software in the amount of EUR 1,624k (prior year: EUR 1,651k). Other intangible assets also contain assets acquired in connection with the takeover of the China business, including the franchise store customer list. These intangible assets were amortized in financial year 2016/2017.

Please refer to the consolidated statement of changes in non-current assets.

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Exhibit 5

4.9 Interest-bearing loans

The interest-bearing loans break down as follows:

		30 Sep 2018	30 Sep 2017
		EUR k	EUR k

Interest-bearing loans - non-current portion		107,293	131,824
Interest-bearing loans - accrued interest		2,571	1,750
Interest-bearing loans		109,864	133,574

	Maturity	30 Sep 2018	30 Sep 2017
		EUR k	EUR k

Senior B loan amended	30 Jun 2022	110,000	110,000
Super senior A loan	30 Jun 2022	0	25,489
Transaction costs		-2,707	-3,665
Accrued interest	Due in the short term	2,571	1,750
Interest-bearing loans		109,864	133,574

Jack Wolfskin Group’s liabilities from the syndicated loan agreements amounted to EUR 110,000k at the reporting date (prior year: EUR 135,489k). They result from a long-term senior facility loan concluded on 5 July 2017 to refinance the predecessor syndicated loans which were raised to finance the acquisition of JW STARGAZER Holding GmbH in 2011. The loan amount was reduced in connection with the restructuring to EUR 110,000k, with interest charged at a rate based on EURIBOR plus a margin of 5.5%. An interest period of three or six months can be selected. Currently, interest is planned to be paid every six months. The senior facility loan has a term until 30 June 2022.

On 27 September 2018, Jack Wolfskin prematurely repaid a super senior term loan of EUR 25,000k granted on 5 July 2017 as part of the financial restructuring, together with accrued interest, from its own liquidity.

Transaction costs of EUR 3,665k were capitalized for the senior B loan. When the loan amount was reduced in connection with financial restructuring in the prior year, the original amount of transaction costs was reduced accordingly, and the additional transaction costs incurred due to the restructuring were capitalized. The transaction costs are amortized over the term of the loan. Amortization came to EUR 957k in financial year 2017/2018.

The following serve as collateral for the loans: shares in all German subsidiaries and in JACK WOLFSKIN France Retail S.à r.l., Strasbourg, France, and in JACK WOLFSKIN UK Ltd., London, UK, the bank balances of the German subsidiaries (30 September 2018: EUR 25,071k), various IP rights (in particular ownership rights to the “Jack Wolfskin” brand), inventories of the German subsidiaries (30 September 2018: EUR 59,311k), trade receivables of the German subsidiaries (30 September 2018: EUR 44,633k) as well as other non-current assets of EUR 16,979k.

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Exhibit 5

As part of the financial refinancing, the covenants were also significantly reduced and now only include a minimum liquidity covenant, tested monthly. The Jack Wolfskin Group has adopted this covenant as internal KPI. The Jack Wolfskin Group uses projections of expected cash inflows and outflows to ensure that the covenant is complied with. In the loan agreements which were effective before the conclusion of the financial restructuring, a different set of covenants had been prescribed by the banks. The Jack Wolfskin Group complied with the agreed covenant related to the new bank facilities after the financial restructuring both in the prior year and in financial year 2017/2018.

4.10 Liabilities to shareholders

PAW LUXCO III S.à r.l., Luxembourg, is the legal successor of JW Germany GmbH, Idstein (Taunus), which became defunct after a merger. On 5 July 2017, the defunct JW Germany GmbH, Idstein (Taunus), issued a loan of EUR 82,000k at an interest rate of 5.5% to JW STARGAZER Holding GmbH, Idstein (Taunus). The interest is payable annually as of the reporting date of the borrower (JW STARGAZER Holding GmbH, Idstein (Taunus)). The borrower can opt to capitalize the interest due as of the reporting date; the borrower only utilized this option in the prior financial year 2016/2017. The loan runs for an indefinite term and can be repaid at any time by means of payment or offsetting. The loan was not backed by collateral. Net of repayments and offsetting, the liabilities of JW STARGAZER Holding GmbH, Idstein (Taunus), to PAW LUXCO III S.à r.l., Luxembourg, came to EUR 6,241k (prior year: EUR 5,731k) as of the reporting date.

4.11 Other non-current liabilities

	30 Sep 2018	30 Sep 2017
	EUR k	EUR k

Rental cost allocation in the UK	0	46
Rental cost allocation for the Neu Wulmstorf warehouse	0	44
Other non-current liabilities	0	90

In the prior year, the non-current liabilities were attributable to the 18-month rent-free period for the Neu Wulmstorf warehouse and the rent-free periods for stores in the UK.

The Jack Wolfskin Group recognizes the benefit of rental incentives as a reduction of the lease expense on a straight-line basis over the lease term.

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Exhibit 5

4.12 Other current liabilities

	30 Sep 2018	30 Sep 2017
	EUR k	EUR k

Outstanding invoices	7,615	6,726
Bonuses *	3,076	1,868
Customs and import duties	2,780	0
Customer bonus *	2,471	2,102
Other taxes	1,554	4,211
Other liabilities from salaries and social security *	1,100	821
Prepayments received *	1,008	0
Outstanding vacation entitlements	938	908
Christmas bonus *	426	672
Debtors with credit balances *	376	358
Rental cost allocation for the Neu Wulmstorf warehouse	46	265
Liability from acquisition of the China business, current *	0	3,703
Miscellaneous	1,441	998
Other current liabilities	22,831	22,633

*: Financial liabilities

4.13 Provisions

Provisions break down as follows:

	1 Oct 2017	Allocation	Utilization	Reversal	30 Sep 2018
	EUR k	EUR k	EUR k	EUR k	EUR k

- Warranty provisions	2,680	1,734	2,365	0	2,049
- Provision for outstanding credit notes	275	492	275	0	492
Provisions	2,955	2,226	2,640	0	2,541

Warranty provisions are recognized for guarantees granted to customers. Provisions for outstanding credit notes relate to expected returns by customers in the online business and are based on past experience.

4.14 Equity

4.14.1 Subscribed capital

The Company’s subscribed capital of EUR 4,667k has been fully paid in by the shareholder.

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Exhibit 5

4.14.2 Retained earnings

The retained earnings of JW STARGAZER Holding GmbH as of 30 September 2018 came to EUR 133,575k (prior year: EUR 127,797k) and contain the profit for financial year 2017/2018 of EUR 5,778k (prior year: EUR 5,493k). Management proposes to carry forward the loss of the parent company to financial year 2018/2019.

The full development of equity is shown in the consolidated statement of changes in equity.

4.15 Leases

The Jack Wolfskin Group as a lessee

Finance leases
The Jack Wolfskin Group has no finance leases as a lessee.

Operating leases
Under an operating lease, the lessor retains substantially all the risks and rewards of ownership. The lease payments are recognized as an expense as they become due. The key operating lease obligations of the Jack Wolfskin Group in place mainly relate to buildings, motor vehicles and warehouse and telecommunications equipment. They do not include purchase or similar options that could lead to classification as a finance lease.

	30 Sep 2018	30 Sep 2017
	EUR k	EUR k
	Minimum lease payments	Minimum lease payments

Within one year	24,316	21,393
Between one and five years	57,228	56,744
More than five years	15,528	17,799
	97,072	95,936

Minimum lease payments (EUR 9,902k; prior year: EUR 10,992k) are attributable to the property rented by the Company in Idstein (Taunus) for administration purposes and (EUR 10,809k; prior year: EUR 13,691k) to the rent for the warehouse in Hamburg (Neu Wulmstorf). In the financial year 2015/2016, the lease agreement for the administrative buildings had been extended by 10 years and the lease agreement for the warehouse had been extended by four years.

The payments from operating leases that were recognized in profit or loss in the reporting period amount to EUR 23,098k (prior year: EUR 21,000k).

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Exhibit 5

The Jack Wolfskin Group as a lessor

Finance leases
The Jack Wolfskin Group generates revenue from finance leases. The Jack Wolfskin Group gives store operators the option to lease store facilities over a fixed term of five years. As the store operators are offered a favorable purchase option, these leases are classified as finance leases. Future minimum lease payments from finance leases break down as follows:

	30 Sep 2018		30 Sep 2017
	EUR k	EUR k	EUR k	EUR k
	Minimum lease payments	Present value of minimum lease payments	Minimum lease payments	Present value of minimum lease payments

Within one year	99	99	44	44
	99	99	44	44
Less interest expense from discounting	0		0
	99		44

Operating leases
The Jack Wolfskin Group does not generate any revenue from operating leases.

5. Notes to the statement of cash flows

5.1. Composition of cash and cash equivalents

	30 Sep 2018	30 Sep 2017
	EUR k	EUR k

Cash	38,841	50,752
Pledged bank balances	-3,011	-7,211
Cash and cash equivalents at the end of the period	35,830	43,541

5.2. Acquisition of subsidiaries

Consideration of EUR 556k was paid for the acquisition of subsidiaries in the financial year 2017/2018. The Group acquired cash and cash equivalents of EUR 109k, non-current assets of EUR 929k, current assets of EUR 852k and current liabilities of EUR 1,602k through the acquisition.

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Exhibit 5

5.3. Reconciliation of liabilities attributable to financing activities

The following table shows cash and non-cash changes in liabilities attributable to financing activities. The liabilities attributable to financing activities are liabilities whose cash flows are have been attributed to financing activities in the consolidated statement of cash flows.

	1 Oct 2017	Cash changes	Non-cash changes		30 Sep 2018
		Repayment	Amortization of transaction costs	Interest accrued
	EUR k	EUR k	EUR k	EUR k	EUR k

Interest-bearing loans and borrowings (4.9)	133,575	-25,489	957	821	109,864
Liabilities to shareholders (4.10)	5,731	-800	0	1,310	6,241
	139,306	-26,289	957	2,131	116,105

6. Financial risk management objectives and policies

The following financial instruments are primarily used to finance the Jack Wolfskin Group: interest-bearing loans, trade payables and other liabilities. The Jack Wolfskin Group has various financial assets such as trade receivables and cash and short-term deposits which arise directly from its operations. It also has financial assets from finance lease receivables.

The Jack Wolfskin Group also has derivative financial instruments in the form of forward exchange contracts. The purpose of these derivative financial instruments was to hedge against currency risks that could arise from the Jack Wolfskin Group’s business activities. In accordance with the Group’s internal policies, no trading in derivatives took place. All forward exchange contracts that hedged the US dollar against the euro and the euro against the US dollar were settled in the course of the financial year 2016/2017 without being replaced by new contracts. As of 30 September 2017, only forward exchange contracts that were concluded to hedge the US dollar against the renminbi were still entered into. As of 30 September 2018, the Group no longer had any foreign exchange contracts.

The main risks arising from the Jack Wolfskin Group’s financial instruments are cash flow interest rate risks, liquidity risks, currency risks and credit risks. The Company’s management decides on strategies and procedures for managing specific risk types. These are presented below.

Interest rate risk

The Jack Wolfskin Group’s risk from fluctuations in market interest rates resulted mainly from non-current financial floating-rate bank liabilities.

As of 30 September 2018, the Jack Wolfskin Group had non-current interest-bearing loans of EUR 107,293k (prior year: EUR 131,824k).

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Exhibit 5

Interest rate sensitivity
Changes in market interest rates affect future interest payments for floating-rate loan liabilities. Significant interest rate increases can therefore influence the Jack Wolfskin Group’s financial position.

The following table shows the sensitivity of consolidated profit or loss before taxes in accordance with the requirements of IFRS 7 to a reasonably possible change in interest rates. All other factors remain constant. This analysis does not include the effect of interest rate changes on future cash flows. The accrued interest was recalculated as of 30 September 2018 using the hypothetical market interest rates. The interest rate sensitivity analysis assumes a parallel shift in the yield curve of 100 basis points (bp).

	Increase/decrease in the base interest rate in percentage points	Effect on profit/loss before taxes EUR k
2017/2018
	+1	244
	-1	0

	Increase/decrease in the base interest rate in percentage points	Effect on profit/loss before taxes EUR k
2016/2017
	+1	240
	-1	0

The calculation of sensitivity to a 1 percentage point decrease was stopped at a base interest rate of 0% as the base interest rate had dropped below 1% on the reporting date.

Management believes that the interest rate analysis in accordance with IFRS 7 is a realistic, albeit rough estimate of the Company’s current interest rate risk.

Currency risk
The Jack Wolfskin Group is exposed to currency risk primarily because it purchases a large proportion of goods in US dollars (USD), while the majority of its revenue is generated in euros (EUR) and renminbi (RMB). In the past, to mitigate this risk and to hedge product price costings, the Company entered into forward exchange contracts for purchases in accordance with its hedging policy. As of 30 September 2017, only forward exchange contracts that were concluded to hedge the US dollar against the renminbi were still entered into. Hedges had covered a period of up to 26 months in the future. Hedges of purchases in USD still accounted for 100% of the purchasing volume for the 2017 summer season, but only accounted for 45% in the 2017 winter season. The purchasing volume for the 2018 summer season was fully unhedged.

One type of currency hedge was entered into to hedge exchange rate fluctuations:

Forwards
A forward secures a forward contract at a fixed future rate.

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Exhibit 5

The notional value of the forward exchange contracts entered into in the prior year amounted to around USD 14m and related exclusively to forward exchange contracts. The forward exchange contracts had the following fair value as of the reporting date:

	30 Sep 2018		30 Sep 2017
	EUR k		EUR k
	Current	Non-current	Current	Non-current
Forward exchange contracts with a negative fair value	0	0	-512	0
Total forward exchange contracts	0	0	-512	0

The forward exchange contracts had varying maturities between October and December 2017.

In accordance with IFRS 7, the effects of changes in the USD (US dollar), GBP (pound sterling), CHF (Swiss franc), RUB (Russian ruble) and RMB (Chinese renminbi) exchange rates were examined. The currency sensitivity analysis assumes a 10% appreciation or depreciation of the euro against the US dollar, the pound sterling, the Swiss franc, the Russian ruble and the Chinese renminbi. All currency derivatives were revalued using the hypothetical exchange rate in order to determine the effects on profit or loss before taxes. The foreign currency exchange rates used are spot rates. These reflect the estimates of market conditions at the calculation date and were determined using recognized mathematical methods and on the basis of the market data available at the calculation date. Such data are subject to continuous changes.

The effects of changes in the GBP, CHF, RUB and RMB exchange rates are attributable to the foreign subsidiaries that prepare their financial statements in GBP (JACK WOLFSKIN UK Ltd., London, UK), CHF (JACK WOLFSKIN Schweiz GmbH, Glattpark (Opfikon), Switzerland, and Outdoor Trading AG, Zurich, Switzerland), RUB (OOO JACK WOLFSKIN RUS, St. Petersburg, Russia) and RMB (JACK WOLFSKIN Trading (Shanghai) Co. Ltd., Shanghai, China) and to debtors and creditors in these currencies with the exception of the RMB, as the Chinese debtors and creditors use the USD for billing purposes.

		Development of the EUR/USD exchange rate *	Effect on profit/loss before taxes
			EUR k
2017/2018	USD/EUR 1.27	10%	-1,596
	USD/EUR 1.04	-10%	1,950
2016/2017	USD/EUR 1.30	10%	-2,541
	USD/EUR 1.06	-10%	3,106
		Development of the EUR/CHF exchange rate *	Effect on profit/loss before taxes	Effect on other comprehensive income
			EUR k	EUR k
2017/2018	CHF/EUR 1.24	10%	47	-39
	CHF/EUR 1.02	-10%	-57	47
2016/2017	CHF/EUR 1.26	10%	12	-15
	CHF/EUR 1.03	-10%	-15	19

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Exhibit 5

		Development of the EUR/GBP exchange rate *	Effect on profit/loss before taxes	Effect on other comprehensive income
			EUR k	EUR k
2017/2018	GBP/EUR 0.98	10%	-539	166
	GBP/EUR 0.80	-10%	658	203
2016/2017	GBP/EUR 0.97	10%	-161	-937
	GBP/EUR 0.79	-10%	197	937
		Development of the EUR/RUB exchange rate *	Effect on profit/loss before taxes	Effect on other comprehensive income
			EUR k	EUR k
2017/2018	RUB/EUR 83.76	10%	92	-293
	RUB/EUR 68.53	-10%	-112	358
2016/2017	RUB/EUR 75.08	10%	181	-197
	RUB/EUR 61.43	-10%	-222	241
		Development of the EUR/RMB exchange rate *	Effect on profit/loss before taxes	Effect on other comprehensive income
			EUR k	EUR k
2017/2018	RMB/EUR 8.76	10%	0	-2,379
	RMB/EUR 7.17	-10%	0	2,908
2016/2017	RMB/EUR 8.64	10%	0	-2,850
	RMB/EUR 7.07	-10%	0	3,483
*: The foreign currency exchange rates refer to spot rates.

Credit risk

The Jack Wolfskin Group trades with third parties of good credit standing. Customers willing to enter into transactions with the Jack Wolfskin Group on a credit basis undergo a credit check. Credit insurance is taken out for receivables in individual cases. Credit-insured revenue accounts for approximately 22% of total revenue (prior year: 24%). In addition, receivable balances are monitored on an ongoing basis. As a result, the Jack Wolfskin Group’s exposure to bad debts is not significant. With respect to credit risk arising from the other financial assets of the Jack Wolfskin Group, such as cash, the maximum credit risk in the event of default by a counterparty is the carrying amount of these instruments. The Jack Wolfskin Group hedges its receivable balances by retaining title to the goods sold until final payment is made by the customer.
Liquidity risk

The Jack Wolfskin Group continually monitors the risk of potential liquidity bottlenecks using a liquidity planning tool. This tool takes the maturities of the investments and financial assets (e.g., receivables, other financial assets) and expected cash flows from operating activities into account.

The Jack Wolfskin Group’s objective is to maintain a balance between continuity of funding and flexibility through the use of bank overdrafts and loans.

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Exhibit 5

The following tables show the cash flows from the Jack Wolfskin Group’s financial instruments that are exposed to liquidity risk, as of the respective reporting dates, broken down by contractual maturity:

30 September 2018:

	On demand	< 3 months	3-12 months	1 to 2 years	2 to 3 years	3 to 4 years	4 to 5 years	> 5 years	Total
	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k
Senior B loan amended	0	0	0	0	0	110,000	0	0	110,000
Interest on loans	2,571	454	3,025	6,050	6,050	7,058	0	0	25,208
Other liabilities	3,683	4,774	0	0	0	0	0	0	8,457
Trade payables	14,127	1,871	0	0	0	0	0	0	15,998

30 September 2017:

	On demand	< 3 months	3-12 months	1 to 2 years	2 to 3 years	3 to 4 years	4 to 5 years	> 5 years	Total
	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k
Super senior A loan	0	0	0	0	0	0	37,019	0	37,019
Senior B loan amended	0	0	0	0	0	0	110,000	0	110,000
Interest on loans	1,705	645	3,525	7,050	7,050	7,050	20,244	0	47,269
Forward exchange contracts	0	513	0	0	0	0	0	0	513
Other liabilities	5,902	3,622	0	0	0	0	0	0	9,524
Trade payables	14,222	6,957	0	0	0	0	0	0	21,179
Liability from acquisition of the China business	0	0	3,703	0	0	0	0	0	3,703

The interest rate for floating-rate financial instruments was adjusted at intervals of less than a year. The interest on the loans is calculated using the 6-month EURIBOR in accordance with the yield curve.

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Exhibit 5

7. Additional disclosures on financial instruments

The carrying amounts and fair values of all financial instruments included in the consolidated financial statements are shown in the table below:

Fair value of financial instruments
	Category pursuant to IAS 39	Carrying amount 30 Sep 2018 EUR k	Fair value 30 Sep 2018 EUR k	Carrying amount 30 Sep 2017 EUR k	Fair value 30 Sep 2017 EUR k

Non-current financial assets
Other financial assets	LaR	1,631	1,631	1,460	1,460

Current financial assets
Cash	LaR	38,841	38,841	50,752	50,752
Trade receivables	LaR	54,605	54,605	60,493	60,493
Receivables from shareholders	LaR	7,325	7,325	6,924	6,924
Finance lease receivables	LaR	99	99	44	44
Other financial assets	LaR	3,259	3,259	5,295	5,295

Non-current financial liabilities
Interest-bearing loans	FLAC	107,293	107,293	131,824	131,824

Current financial liabilities

Trade payables	FLAC	15,998	15,998	21,179	21,179
Liabilities to shareholders	FLAC	6,241	6,241	5,731	5,731
Interest-bearing loans	FLAC	2,571	2,571	1,750	1,750
Derivative financial instruments not in a hedging relationship	FLHfT	0	0	512	512
Other financial liabilities	FLAC	8,457	8,457	9,524	9,524

Derivative financial instruments were carried at fair value.

The fair value of financial instruments was calculated mainly by discounting the expected future cash flows at prevailing interest rates.

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Exhibit 5

The following overview presents the net gains and losses on loans and receivables and on other liabilities:

EUR k
2017/2018	Interest	Exchange differences	Impairment losses	Total
Loans and receivables	101	-72	-1,117	-1,088
Other liabilities	-10,122	0	0	-10,122

Net gains (+)/losses (-) on loans and receivables and other liabilities	-10,021	-72	-1,117	-11,210

2016/2017
Loans and receivables	132	-104	-1,406	-1,378
Other liabilities	-9,462	0	0	-9,462

Net gains (+)/losses (-) on loans and receivables and other liabilities	-9,330	-104	-1,406	-10,840

Net gains and losses on loans and receivables mainly include impairment losses and reversals of impairment losses.

Net gains and losses on other liabilities comprise finance costs for bank loans.

Fair value hierarchy

The Jack Wolfskin Group uses the following hierarchy for determining and recognizing the fair value of financial instruments by measurement technique:

Level 1: quoted (unadjusted) prices in active markets for identical assets or liabilities

Level 2: fair values that are determined on the basis of valuation techniques which use inputs that have a significant effect on the recorded fair value and are based on directly or indirectly observable market data

Level 3: fair values that are determined on the basis of valuation techniques which use inputs that have a significant effect on the recorded fair value and are not based on observable market data

As of 30 September 2018 and the prior reporting date (30 September 2017), the Jack Wolfskin Group exclusively held level 2 financial instruments carried at fair value.

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Exhibit 5

8. Capital management

The Jack Wolfskin Group’s equity and liabilities were composed as follows:

	30 Sep 2018	30 Sep 2017
	EUR k	EUR k

Interest-bearing loans	109,864	133,574
Trade payables and other liabilities to shareholders (excluding liabilities to shareholders)	47,274	46,582
Less: Cash	-38,841	-50,752
Net debt	117,289	129,404
as a % of total capital	46%	50%
Equity	135,118	128,668
as a % of total capital	54%	50%
Total capital	252,407	258,072

The primary objective of the Jack Wolfskin Group’s capital management is to ensure sufficient liquidity in order to maintain the confidence of investors and lenders and to strengthen future business. The Jack Wolfskin Group manages its capital structure and makes adjustments to it in light of changes in economic conditions. The Jack Wolfskin Group is bound by a covenant stipulated by its banks, which takes into account a certain level of cash. The loans related to the former loan agreements until the financial restructuring in July 2017 were granted on the condition that the Jack Wolfskin Group continues to comply with certain covenants (cash flow/debt service, EBITDA/net finance costs, total net debt/EBITDA), which were calculated based on the consolidated financial statements prepared in accordance with International Financial Reporting Standards (IFRSs). In addition, there were upper limits for investments in non-current assets (excluding the Neu Wulmstorf warehouse) and for investments in non-current assets for the Neu Wulmstorf warehouse. At the end of the financial year 2015/2016, the covenants related to the former bank facilities were suspended and the process of the financial restructuring was started.

The Jack Wolfskin Group complied with the agreed covenant related to the new bank facilities after the financial restructuring in the financial year 2017/2018. The Jack Wolfskin Group monitors capital on the basis of these requirements. If the Jack Wolfskin Group exceeds the covenant limit, the contractual terms could change to the Jack Wolfskin Group’s disadvantage.

9. Guarantees

There are rent guarantees for own rental properties of EUR 4,485k (prior year: EUR 3,649k) as well as for leased showroom and warehouse space of EUR 712k (prior year: EUR 1,235k). In addition, there are guarantees for customs liabilities of EUR 2,329k (prior year: EUR 2,600k) and guarantees for collateral of EUR 4,537k (prior year: 5,691k). However, these contingent liabilities were not recognized due to their low probability of occurrence.

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Exhibit 5

10. Related parties

Entities with significant influence over the Jack Wolfskin Group

The sole shareholder of JW STARGAZER Holding GmbH, Idstein (Taunus), is PAW LUXCO III S.à r.l., Luxembourg. The sole shareholder of PAW LUXCO III S.à r.l., Luxembourg, is Outdoor Invest S.à r.l., Luxembourg, which is managed primarily by Outdoor Holdings GP S.A., Luxembourg, and held by Outdoor Holdings SCA, Luxembourg, and exerts significant influence over the Jack Wolfskin Group. The shares of PAW LUXCO III S.à r.l., Luxembourg, were transferred as part of the financial restructuring of the Jack Wolfskin Group from PAW LUXCO II S.à r.l., Luxembourg, the previous sole shareholder of PAW LUXCO III S.à r.l., to Outdoor Invest S.à r.l., Luxembourg, on 5 July 2017.

In financial year 2017/2018, no other transactions took place with these shareholders.

Management

The Company’s management comprised the following members during the financial year:

Ms. Melody Harris-Jensbach, Chief Executive Officer, Cologne

Mr. Markus Bötsch, Chief Sales Officer, Rosbach v. d. Höhe

Mr. Joerg Wahlers, Chief Financial and Operating Officer, Starnberg Percha (since 5 October 2017)

Mr. Michael Anthony Thomas, General Manager, Sevenoaks, Kent, UK (until 6 November 2017)

Management remuneration for the financial year is divided into a non-performance-related component of EUR 1,621k (prior year: EUR 1,682k) and a performance-related component of EUR 899k (prior year: EUR 582k). The performance-related remuneration is paid out in the following year and a provision is recognized for this as of the reporting date.

Advisory board

On 9 November 2017, the subsidiary Skyrager GmbH, Idstein (Taunus), set up an advisory board:

Mr. Richard Cotter, Director of Fresh Oxygen Group, London, UK (Chairman) (from 29 November 2017 to 4 January 2019)
Mr. Edgar Rosenberger, General Manager at RETAIL BRAND SERVICES, Hamburg (from 29 November 2017 to 4 January 2019)
Mr. Michael Thomas, Partner and General Manager at THM Partners LLP, London (from 4 April 2018 to 4 January 2019)
Ms. Jennifer Thomas, Vice President and Chief Accounting Officer at Callaway Golf Company, Encinitas, USA (since 4 January 2019)
Mr. Patrick Burke, Vice President, Treasury, Investor Relations & New Business Development at Callaway Golf Company, Encinitas, USA
(since 4 January 2019)

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Exhibit 5

The advisory board received remuneration of EUR 388k for their advisory board activities in financial year 2017/2018.

11. Events after the reporting date

On 29 November 2018, the Company’s sole shareholder, PAW LuxCo III S.à r.l, Luxembourg, entered into a purchase agreement with Callaway Germany HoldCo GmbH, Frankfurt am Main (formerly Mainsee 1185. V GmbH), entered in the commercial register of Frankfurt am Main Local Court under HRB no. 113311, for the acquisition of all shares in the Company. The acquisition of the Company and thus indirectly the entire Jack Wolfskin Group was closed on 4 January 2019 after having received approval from the responsible cartel authorities. As part of the acquisition, the existing senior facility agreement dated 5 July 2017 amounting to EUR 110,000k together with the interest was repaid in full to the lenders and the release of the collateral furnished by group companies was initiated. Furthermore JW STARGAZER Holding GmbH granted a loan in the amount of EUR 25,100k to Callaway Germany HoldCo GmbH, Frankfurt am Main (formerly Mainsee 1185. V GmbH) as of 24 January 2019.

The receivables (EUR 7,325k as of 30 September 2018) and liabilities (EUR 6,241k as of 30 September 2018) due from and to the shareholder were settled on 4 January 2019 in this connection.

12. Auditor’s fees

The estimated total auditor’s fees comprise the following amounts:

	2017/2018	2016/2017
	EUR k	EUR k

Audit services	411	476
Tax services	148	138
Other services	49	0
Total fees	608	614

Idstein (Taunus), 18 March 2019
JW STARGAZER Holding GmbH, Idstein (Taunus)

Melody Harris-Jensbach	Markus Bötsch	Jörg Wahlers

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																	Exhibit to the notes
JW STARGAZER Holding GmbH, Idstein (Taunus)
4.6.1 Consolidated statement of changes in non-current assets for the period from 1 October 2017 to 30 September 2018

			Acquisition cost							Accumulated amortization, depreciation and impairment losses							Carrying amount	Carrying amount
			1 Oct 2017	Change in basis of consolidation	Additions in the period	Disposals in the period	Currency translation	Reclassifications in the period	30 Sep 2018	1 Oct 2017	Change in basis of consolidation	Depreciation and amortization in the period	Disposals in the period	Currency translation	Reclassifications in the period	30 Sep 2018	30 Sep 2018	30 Sep 2017
			EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k

I.	Intangible assets

	1	Software	8,715	35	279	96	(7)	530	9,455	7,064	14	848	96	—	—	7,831	1,624	1,651
	2	Other intangible assets
		Brand value	16,499	—	—	—	—	—	16,499	—	—	—	—	—	—	—	16,499	16,499
		Franchise stores & order backlog China	14,607	—	—	—	—	—	14,607	14,607	—	—	—	—	—	14,607	—	—
		Other intangible assets	2,729	—	—	—	—	—	2,729	2,720	—	9	—	—	—	2,729	—	9
	3	Goodwill	90,402	—	327	—	(330)	—	90,399	24,712	—	—	—	—	—	24,712	65,687	65,690
	4	Intangible assets under development	3,603	—	4,127	—	—	(530)	7,201	—	—	—	—	—	—	—	7,201	3,603
			136,555	35	4,734	96	(337)	—	140,890	49,103	14	857	96	—	—	49,879	91,011	87,452

II.	Property, plant and equipment

	1	Other plant and equipment	73,942	2,227	2,918	2,088	3	759	77,761	46,523	1,588	7,703	1,825	11	—	54,001	23,760	27,419
	2	Assets under construction	694	—	583	—	—	(759)	518	—	—	—	—	—	—	—	518	694

			74,636	2,227	3,501	2,088	3	—	78,280	46,523	1,588	7,703	1,825	11	—	54,001	24,279	28,113

			211,191	2,262	8,235	2,184	(334)	—	219,170	95,626	1,602	8,561	1,920	11	—	103,880	115,290	115,565

															Exhibit to the notes
JW STARGAZER Holding GmbH, Idstein (Taunus)
4.6.2 Consolidated statement of changes in non-current assets for the period from 1 October 2016 to 30 September 2017

			Acquisition cost						Accumulated amortization, depreciation and impairment losses						Carrying amount	Carrying amount
			1 Oct 2016	Change in basis of consolidation	Additions in the period	Disposals in the period	Currency translation	30 Sep 2017	1 Oct 2016	Change in basis of consolidation	Depreciation and amortization in the period	Disposals in the period	Currency translation	30 Sep 2017	30 Sep 2017	30 Sep 2016
			EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k

I.	Intangible assets

	1	Software	8,085		630			8,715	6,086		978	—	—	7,064	1,651	1,999
	2	Other intangible assets
		Brand value	16,499		—	—	—	16,499	—		—	—	—	—	16,499	16,499
		Franchise stores & order backlog China	14,607		—	—	—	14,607	13,851		756	—	—	14,607	—	756
		Other intangible assets	2,729		—	—	—	2,729	2,720		—	—	—	2,720	9	9
	3	Goodwill	91,526		—	—	(1,124)	90,402	24,712		—	—	—	24,712	65,690	66,814
	4	Intangible assets under development	1,394		2,209	—	—	3,603	—		—	—	—	—	3,603	1,394
			134,840	—	2,839	—	(1,124)	136,555	47,369		1,734	—	—	49,103	87,452	87,471

II.	Property, plant and equipment

	1	Other plant and equipment	70,321		4,162	1,225	—	73,942	39,105		8,456	1,038	—	46,523	27,419	31,216
	2	Assets under construction	683		694	—	—	694	—		—	—	—	—	694	683

			71,004	—	4,856	1,225	—	74,636	39,105		8,456	1,038	—	46,523	28,113	31,899

			205,844	—	7,695	1,225	(1,124)	211,191	86,474		10,190	1,038	—	95,626	115,565	119,370